As filed with the Securities and Exchange Commission on October 6, 2021

Registration No. 333-260043

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Amendment No. 1

to

Form F-10

TRICON RESIDENTIAL INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada

(Province or other jurisdiction of incorporation or organization)

6510

(Primary Standard Industrial Classification Code Number, if applicable)

Not applicable

(I.R.S. Employer Identification No., if applicable)

7 St. Thomas Street, Suite 801

Toronto, ON M5S 2B7

Tel: 416-323-2482

Attention: David Veneziano

(Address and telephone number of Registrant’s principal executive offices)

Corporation Service Company

1180 Avenue of the Americas, Suite 210, New York, NY 10036-8401

Tel: (800) 927-9800

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Christopher J. Cummings Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019 Tel: 212-373-3000	John Connon Goodmans LLP Bay Adelaide Centre 333 Bay Street, Suite 3400 Toronto, Ontario M5H 2S7, Canada Tel: 416-597-5499	Ryan J. Dzierniejko David J. Goldschmidt Michael J. Hong Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY, 10001-8602 Tel: 212-735-3000	Eric Moncik Blake, Cassel & Graydon LLP 199 Bay Street Suite 4000 Commerce Court West Toronto ON M5L 1A9 Tel: 416-863-2536

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☒	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐	at some future date (check the appropriate box below):

	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

	2.	☐

pursuant to Rule 467(b) on (                    ) at (                    ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (                    ).

	3.	☐

pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Subject to completion, dated October 5, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT

TO THE SHORT FORM BASE SHELF PROSPECTUS

DATED AUGUST 26, 2021

New Issue	, 2021

US$350,000,000

Common Shares

This offering (the “Offering”) is the initial public offering of common shares (the “Common Shares”) of Tricon Residential Inc. (the “Company”, “Tricon”, “us”, “we” or “our”) in the United States and a new issue of Common Shares in Canada by the Company. This preliminary prospectus supplement (this “Prospectus Supplement”), together with the accompanying short form base shelf prospectus dated August 26, 2021 (the “Shelf Prospectus”), qualifies the distribution of              Common Shares (the “Offered Shares”) at a price of US$             per Common Share (the “Offering Price”).

Investing in the Common Shares involves significant risk. Prospective investors should consider the risks outlined in this Prospectus Supplement, the accompanying Shelf Prospectus and in the documents incorporated by reference herein and therein. See “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.

Price: US$             per Offered Share

	Price to the Public(1)	Underwriters’ Fee(2)	Net Proceeds to the Company(3)
Per Offered Share	US$	US$	US$
Total Offering(4)	US$	US$	US$

Notes:

(1)	The Offering Price was determined by negotiation among the Company and the Underwriters (as defined herein), with reference to the then-current market price for the Common Shares on the TSX.
(2)

Pursuant to the terms of the Underwriting Agreement (as defined herein), and in consideration of the services rendered by the Underwriters in connection with the Offering, the Underwriters will receive an aggregate fee (the “Underwriters’ Fee”) of US$            , representing             % of the gross proceeds from the Offering. For additional information regarding underwriter compensation, see “Plan of Distribution”.

(3)

After deducting the Underwriters’ Fee payable by the Company, but before deducting expenses in respect of the Offering to be paid by the Company, estimated to be approximately US$             (exclusive of all applicable taxes).

(4)

The Company has granted to the Underwriters an option (the “Over-Allotment Option”), exercisable in whole or in part for a period of 30 days following the date of the Underwriting Agreement, to purchase up to an additional              Common Shares at the Offering Price, less the Underwriters’ Fee, on the same terms as set forth above solely to cover over-allotments, if any, and for market stabilization purposes. If the Over-Allotment Option is exercised in full, the total price to the public, the Underwriters’ Fee and net proceeds to the Company (before deducting expenses of the Offering) will be US$            , US$             and US$            , respectively. This Prospectus Supplement qualifies the distribution of the Over-Allotment Option and the Common Shares issuable on the exercise thereof. A purchaser who acquires Common Shares forming part of the Underwriters’ over-allocation position acquires those Common Shares under this Prospectus Supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases. See “Plan of Distribution”.

Morgan Stanley	RBC Capital Markets	Citigroup	Goldman Sachs & Co. LLC

The Offering is being made concurrently in Canada under the terms of this Prospectus Supplement and in the United States under the terms of the Company’s registration statement on Form F-10 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”).

The Company will use the net proceeds from the Offering as described in this Prospectus Supplement. See “Use of Proceeds”.

The outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “TCN”. On October 4, 2021, the last trading day before the filing of this Prospectus Supplement, the closing price per share of the Common Shares on the TSX was C$16.74 or US$13.30 (based on the daily exchange rate for the U.S. dollar in terms of Canadian dollars, as quoted by the Bank of Canada, of US$1.0000 = C$1.2583). The Company has applied to list the Offered Shares,              additional Common Shares to be issued by the Company if the Over-Allotment Option (as defined herein) is exercised in full (the “Additional Shares”) and the Blackstone Shares (as defined below) on the TSX and has applied to list the Offered Shares, the Additional Shares, the Blackstone Shares and the outstanding Common Shares on the New York Stock Exchange (“NYSE”) under the trading symbol “TCN”. Listing is subject to the Company fulfilling all of the listing requirements of the TSX and NYSE, respectively.

All dollar amounts in this Prospectus Supplement are in United States dollars, unless otherwise indicated. See “Currency Presentation and Exchange Rate Information”.

The Offered Shares are being offered in the United States by Morgan Stanley & Co. LLC (“Morgan Stanley”), RBC Capital Markets, LLC (“RBC”), Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC (collectively, the “U.S. Underwriters”) and in Canada by Morgan Stanley Canada Limited, RBC Dominion Securities Inc., Citigroup Global Markets Canada Inc. and Goldman Sachs Canada Inc. (collectively, the “Canadian Underwriters”, and together with the U.S. Underwriters, the “Underwriters”) pursuant to an underwriting agreement dated             , 2021 (the “Underwriting Agreement”). See “Plan of Distribution”.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY NOR HAVE THESE AUTHORITIES PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Offering is made in the United States by a foreign issuer that is permitted, under a multijurisdictional disclosure system adopted in the United States and Canada, to prepare this Prospectus Supplement and the accompanying Shelf Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of Common Shares may have tax consequences both in Canada and the United States. Such consequences for investors who are resident in, or citizens of, Canada or the United States may not be described fully herein. See “Certain Canadian Federal Income Tax Considerations” and “Certain U.S. Federal Income Tax Considerations”.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated under and governed by the Business Corporations Act (Ontario) (the “OBCA”), that most of its directors and officers reside principally in Canada, that some or all of the Underwriters or experts named in the Registration Statement may be residents of a foreign country, and that all or a substantial portion of the assets of the Company and said persons may be located outside the United States. See “Enforcement of Civil Liabilities”.

ii

The Underwriters, as principals, conditionally offer the Offered Shares qualified under this Prospectus Supplement and the Shelf Prospectus, subject to prior sale, when, as and if delivered by the Company to the Underwriters and accepted by them subject to the conditions contained in the Underwriting Agreement, as described under “Plan of Distribution”.

Certain legal matters relating to Canadian law with respect to the Offering will be passed on our behalf by Goodmans LLP and on behalf of the Underwriters by Blake, Cassels & Graydon LLP. Certain legal matters relating to United States law with respect to the Offering will be passed upon on the Company’s behalf by Paul, Weiss, Rifkind, Wharton & Garrison LLP and on behalf of the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP. See “Legal Matters”.

Subject to applicable laws, the Underwriters may, in connection with the Offering, over-allot or effect transactions that stabilize or maintain the market price of the Common Shares at levels other than those that might otherwise prevail on the open market. Such transactions, if commenced, may be discontinued at any time. After the Underwriters have made reasonable efforts to sell the Offered Shares at the Offering Price, the Underwriters may offer the Offered Shares to the public at prices lower than the Offering Price. See “Plan of Distribution”.

Subscriptions will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. Closing of the Offering is expected to take place on or about             , 2021 (the “Closing Date”), or such earlier or later date as the Company and the Underwriters may agree, but in any event no later than             , 2021.

It is expected that the Company will arrange for the instant deposit of the Offered Shares under the book-based system of registration, to be registered to The Depository Trust Company (“DTC”) or its nominee and deposited with DTC on the Closing Date, or as may otherwise be agreed to among the Company and the Underwriters. In the case of certain Canadian purchasers, we may alternatively arrange for the electronic deposit of the Offered Shares distributed under the Offering under the book-based system of registration, to be registered in the name of CDS Clearing and Depository Services Inc. (“CDS”) or its nominee and deposited with CDS on the Closing Date. No certificates evidencing the Offered Shares will be issued to purchasers of the Offered Shares. Purchasers of the Offered Shares will receive only a customer confirmation from the Underwriter or other registered dealer from or through whom a beneficial interest in the Offered Shares is purchased. See “Plan of Distribution”.

Certain of our directors and officers reside outside of Canada and have appointed Tricon Residential Inc., 7 St. Thomas Street, Suite 801, Toronto, Ontario, M5S 2B7, as their agent for service of process in Ontario. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process. See “Enforcement of Judgments Against Foreign Persons”.

Bank affiliates of Morgan Stanley and RBC are lenders to the Company under existing credit facilities. Consequently, the Company may be considered a “connected issuer” of each of these Underwriters within the meaning of applicable Canadian securities legislation. See “Relationship Between the Company and Certain Underwriters”.

Concurrently with the Offering, BREIT Debt Parent LLC (“Blackstone”), a subsidiary of Blackstone Real Estate Income Trust, Inc., will, pursuant to the exercise of its Participation Right (as defined below) in full to maintain its as-exchanged ownership interest in the Company, purchase, on a private placement basis (the “Private Placement”),              Common Shares (the “Blackstone Shares”) at a price of US$             per Common Share (the Offering Price net of underwriting discounts) for gross proceeds of approximately US$44.67 million. Blackstone currently holds an approximate 11.87% effective interest in the Company (assuming all its preferred units of Tricon PIPE LLC are exchanged for Common Shares), and is accordingly an insider of the Company. Blackstone has entered into a securities subscription agreement with the Company governing the terms and conditions of the Private Placement. Morgan Stanley is acting as placement agent in connection with the Private Placement and may receive a placement agent fee with respect to the sale of Blackstone Shares pursuant to the Private Placement. This Prospectus Supplement does not qualify the distribution of any securities issued pursuant to the Private Placement. The sale of the Common

iii

Shares pursuant to the Private Placement will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). The closing of the Private Placement is subject to acceptance by the TSX. The closing of the Offering is not conditioned upon the closing of the Private Placement. See “Participation Right”.

The Company’s principal and registered office is located at 7 St. Thomas Street, Suite 801, Toronto, Ontario, M5S 2B7.

iv

PROSPECTUS SUPPLEMENT

SHELF PROSPECTUS

v

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is composed of two parts. The first part is this Prospectus Supplement, which describes the specific terms of the Offering and adds to and supplements information contained in the accompanying Shelf Prospectus and the documents incorporated by reference therein. The second part is the Shelf Prospectus, which gives more general information, some of which may not apply to the Offering. This Prospectus Supplement is deemed to be incorporated by reference into the Shelf Prospectus solely for the purpose of the Offering.

Neither the Company nor the Underwriters has authorized any person to provide readers with information different from that contained in this Prospectus Supplement and the accompanying Shelf Prospectus (or incorporated by reference herein or therein). Neither we nor the Underwriters take responsibility for, or can provide any assurance as to the reliability of, any other information that others may give readers of this Prospectus Supplement and the accompanying Shelf Prospectus. If the description of the Offered Shares or any other information varies between this Prospectus Supplement and the accompanying Shelf Prospectus (including the documents incorporated by reference herein and therein), the information in this Prospectus Supplement supersedes the information in the accompanying Shelf Prospectus or documents incorporated by reference herein or therein.

Readers should not assume that the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Shelf Prospectus is accurate as of any date other than the date of this Prospectus Supplement and the accompanying Shelf Prospectus or the respective dates of the documents incorporated by reference herein or therein, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Company may have changed since those dates.

This Prospectus Supplement shall not be used by anyone for any purpose other than in connection with the Offering. We do not undertake to update the information contained or incorporated by reference herein or in the Shelf Prospectus, except as required by applicable securities laws. Information contained on, or otherwise accessed through, our website, www.triconresidential.com, shall not be deemed to be a part of this Prospectus Supplement, the accompanying Shelf Prospectus or any document incorporated by reference herein or therein and such information is not incorporated by reference herein or therein and prospective investors should not rely on such information when deciding whether or not to invest in the Offered Shares.

Unless otherwise indicated, information contained in this Prospectus Supplement assumes or reflects no exercise of the Over-Allotment Option, no exercise of outstanding stock options and no vesting and settlement of deferred share units.

This Prospectus Supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this Prospectus Supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

We express all amounts in this Prospectus Supplement in U.S. dollars, except where otherwise indicated. References to “$”and “US$” are to U.S. dollars and references to “C$” are to Canadian dollars. This Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein contain translations of certain U.S. dollar amounts into Canadian dollars solely for your convenience.

The following table sets forth, for the periods indicated, the high, low, average and end of period daily average exchange rates for one U.S. dollar, expressed in Canadian dollars, published by the Bank of Canada during the respective periods.

	Nine Months Ended September 30, 2021	Six Months Ended June 30, 2021	Fiscal Year Ended December 31, 2020	Fiscal Year Ended December 31, 2019
Low	1.2040	1.2040	1.2718	1.2988
High	1.2856	1.2828	1.4496	1.3600
Average	1.2513	1.2474	1.3415	1.3269
End	1.2741	1.2394	1.2732	1.2988

On October 4, 2021, the Bank of Canada daily exchange rate was US$1.0000 = C$1.2583.

DOCUMENTS INCORPORATED BY REFERENCE

This Prospectus Supplement is deemed to be incorporated by reference into the accompanying Shelf Prospectus solely for the purposes of the Offering. Other documents are also incorporated, or are deemed to be incorporated by reference, into the Shelf Prospectus and reference should be made to the Shelf Prospectus for full particulars thereof.

Copies of the documents incorporated by reference in this Prospectus Supplement and the accompanying Shelf Prospectus may be obtained on request without charge from the office of the Corporate Secretary of Tricon at 7 St. Thomas Street, Suite 801, Toronto, Ontario, M5S 2B7, by telephone at (416) 925-7228, and are also available electronically on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com and on the Electronic Data Gathering, Analysis, and Retrieval System (“EDGAR”) at www.sec.gov.

The following documents, filed by the Company with securities commissions or similar regulatory authorities in the provinces and territories of Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus Supplement and the accompanying Shelf Prospectus:

(a)

the audited consolidated financial statements of the Company as at and for the years ended December 31, 2020 and 2019, together with the notes thereto and the auditors’ report thereon (as re-filed on October 5, 2021 with the securities commissions or similar regulatory authorities in the provinces and territories of Canada to refer to IFRS as issued by the International Accounting Standards Board) (the “Annual Financial Statements”);

(b)	the management’s discussion and analysis of the results of operations and financial condition of the Company for the years ended December 31, 2020 and 2019 (the “Annual MD&A”);

(c)

the unaudited condensed consolidated interim financial statements of the Company for the three and six months ended June 30, 2021 and 2020, together with the notes thereto (the “Interim Financial Statements”);

(d)	the interim management’s discussion and analysis of the results of operations and financial condition of the Company for the three and six months ended June 30, 2021 and 2020 (the “Interim MD&A”);

(e)	the annual information form of the Company dated March 2, 2021 for the year ended December 31, 2020 (the “Annual Information Form”);

(f)

the management information circular of the Company dated May 11, 2021 in respect of the annual and special meeting of the Company’s shareholders held on June 23, 2021 (the “Management Information Circular”);

(g)	the material change report of the Company dated May 25, 2021 in respect of the announcement of the public offering of Common Shares by the Company on May 18, 2021;

(h)

the material change report of the Company dated July 30, 2021 in respect of the announcement of the intended redemption by the Company of its 5.75% extendible convertible unsecured subordinated debentures issued on March 17, 2017; and

(i)

appendix A of the short form prospectus of the Company dated June 2, 2021 (to assist readers in understanding the impacts on the previous financial statements of the Company’s discontinued operations).

Any statement contained in this Prospectus Supplement, in the accompanying Shelf Prospectus or in any document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded, for purposes of this Prospectus Supplement, to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein or in the accompanying Shelf Prospectus modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus Supplement.

Any document of the type required by National Instrument 44-101 – Short Form Prospectus Distributions to be incorporated by reference into a short form prospectus, including any annual information forms, material change reports (except confidential material change reports), business acquisition reports, interim financial statements, annual financial statements and the independent auditor’s report thereon, management’s discussion and analysis and information circulars of the Company, filed by the Company with securities commissions or similar authorities in Canada after the date of this Prospectus Supplement and for the duration of the Offering, shall be deemed to be incorporated by reference into this Prospectus Supplement. In addition, all documents filed on Form 6-K or Form 40-F by the Company with the SEC on or after the date of this Prospectus Supplement shall be deemed to be incorporated by reference into the Registration Statement of which this Prospectus Supplement forms a part of, if and to the extent, in the case of any Report on Form 6-K, expressly provided in such document.

Furthermore, any “template version” of any “marketing materials” (each such term as defined in National Instrument 41-101—General Prospectus Requirements) filed on SEDAR in connection with the Offering after the date of the final form of this Prospectus Supplement but prior to the termination of the distribution of the Offered Shares pursuant to the Offering is deemed to be incorporated by reference in the final form of this Prospectus Supplement and in the accompanying Shelf Prospectus.

The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated or deemed to be incorporated by reference herein and therein.

U.S. REGISTRATION STATEMENT

The Offering is being made concurrently in Canada pursuant to this Prospectus Supplement and the accompanying Shelf Prospectus and in the United States pursuant to the Registration Statement filed with the SEC under the U.S. Securities Act. This Prospectus Supplement and the accompanying Shelf Prospectus do not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC.

MARKETING MATERIALS

Before filing the final prospectus supplement in respect of the Offering, Tricon and the Underwriters intend to hold road shows that potential investors in the United States and in certain of the provinces and territories of Canada will be able to attend.

In doing so, Tricon and the Underwriters are relying on a provision in applicable Canadian securities legislation that allows issuers in certain U.S. cross-border offerings to not have to file marketing materials relating to those road shows on SEDAR or include or incorporate by reference those marketing materials in the final prospectus supplement in respect of the offering. To rely on this exemption, Tricon and the Underwriters must give contractual rights to Canadian investors in the event the marketing materials contain a misrepresentation.

Accordingly, the Canadian Underwriters, in signing the certificate to be contained in the final prospectus supplement, and Tricon, in signing the certificate contained in the Shelf Prospectus, in each case in respect of the Offering have agreed that in the event the marketing materials relating to the road shows described above contain a misrepresentation (as defined in securities legislation in each of the provinces and territories of Canada), a purchaser resident in a province or territory of Canada who was provided with those marketing materials in connection with the road shows and who purchases Offered Shares under the final prospectus supplement in respect of the Offering during the period of distribution shall have, without regard to whether the purchaser relied on the misrepresentation, rights against Tricon and each such Canadian Underwriter with respect to the misrepresentation that are equivalent to the rights under the securities legislation of the jurisdiction of Canada where the purchaser is resident, subject to the defences, limitations and other terms of that legislation, as if the misrepresentation was contained in the final prospectus supplement in respect of the Offering.

However, this contractual right does not apply (i) to the extent that the contents of the marketing materials relating to the road shows have been modified or superseded by a statement in the final prospectus supplement in respect of the Offering, and (ii) to any “comparables” as such term is defined in National Instrument 41-101—General Prospectus Requirements in the marketing materials provided in accordance with applicable securities legislation.

NON-IFRS FINANCIAL MEASURES AND KEY METRICS

In this Prospectus Supplement, the Company uses certain non-IFRS financial measures, including certain real estate industry metrics, to measure, compare and explain the operating results and financial performance of the Company. These measures are commonly used by entities in the real estate industry as useful metrics for measuring performance. However, they do not have any standardized meaning prescribed by IFRS and are not necessarily comparable to similar measures presented by other publicly traded entities. These measures should be considered as supplemental in nature and not as a substitute for related financial information prepared in accordance with IFRS.

The Company’s non-IFRS and key performance measures include: net operating income (“NOI”), funds from operations (“FFO”), core funds from operations (“Core FFO”), adjusted funds from operations (“AFFO”), Core FFO per share, AFFO per share, Core FFO payout ratio and AFFO payout ratio, adjusted earnings before interest, taxes, depreciation and amortization for real estate (“Adjusted EBITDAre”), net debt to Adjusted EBITDAre (“Net Debt / Adjusted EBITDAre”), same home (“Same Home”), same property (“Same Property”), assets under management, NOI margin, occupancy rate, annualized turnover rate, average monthly rent, average rent growth, development yield, and total fee revenue. The Company has provided the required disclosure regarding these non-IFRS measures and key performance indicators in documents filed by the Company with securities commissions or similar authorities in Canada, including the Annual Information Form, the Annual MD&A and the Interim MD&A incorporated by reference in this Prospectus Supplement as set forth under the heading “Documents Incorporated by Reference”, and otherwise below and in Appendix A hereto.

Adjusted EBITDAre

Adjusted EBITDAre is a metric that management believes to be helpful in evaluating the Company’s operating performance across and within the real estate industry. Further, management considers it to be a more accurate reflection of the Company’s leverage ratio, especially as it adjusts for and negates non-recurring and non-cash items. The Company’s definition of EBITDAre reflects all adjustments that are specified by the National Association of Real Estate Investment Trusts (“NAREIT”). In addition to the adjustments prescribed by NAREIT, Tricon excludes fair value gains that arise as a result of reporting under IFRS, consistent with its FFO calculation methodology described in the Annual MD&A and Interim MD&A.

EBITDAre represents net income from continuing operations, excluding the impact of interest expense, income tax expense, amortization and depreciation expense, fair value changes on rental properties, fair value changes on derivative financial instruments and adjustments to reflect the entity’s share of EBITDAre of unconsolidated entities. Adjusted EBITDAre is a normalized figure and is defined as EBITDAre before stock-based compensation, unrealized and realized foreign exchange gains and losses, transaction costs and other non-recurring items, and reflects only Tricon’s share of results from consolidated entities (by removing non-controlling interests’ and limited partners’ share of reconciling items).

Net Debt / Adjusted EBITDAre

The Company also discloses its Net Debt/Adjusted EBITDAre ratio to assist investors in accounting for the Company’s unconsolidated joint ventures and equity-accounted investments, in both debt and Adjusted EBITDAre, by calculating pro-rata leverage on a look-through basis.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, including the documents incorporated by reference herein, contains “forward-looking information” and “forward-looking statements” as defined under applicable securities laws (collectively, “forward-looking information”) which reflect management’s expectations regarding objectives, plans, goals, strategies, future growth, results of operations, performance and business prospects and opportunities of the Company. The words “plans”, “expects”, “does not expect”, “goals”, “seek”, “strategy”, “future”, “estimates”, “intends”, “anticipates”, “does not anticipate”, “projected”, “believes” or variations of such words and phrases or statements to the effect that certain actions, events or results “may”, “will”, “could”, “would”, “should”, “might”, “likely”, “occur”, “be achieved” or “continue” and similar expressions identify forward-looking information. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances.

Some of the specific forward-looking information in this Prospectus Supplement may include, but is not limited to, statements with respect to information regarding: (a) the Company’s strategic priorities; (b) expected or targeted financial and operating performance including project timing; (c) projected cash flow, fees, revenue, NOI and other projected performance metrics, including expense reduction; (d) the ability of the Company to extend debt maturities and refinance debt; (e) FFO growth and the potential drivers of that growth; (f) expectations for the growth in the business; (g) the availability and quantum of debt reduction opportunities and the Company’s ability to avail itself of them; (h) the Company’s future balance sheet composition; the anticipated quantum and availability of leverage to facilitate home acquisitions and development activities; (i) the anticipated value of the Company’s assets and managed portfolios; (j) the Company’s acquisition program and the anticipated pace, number and timing of home acquisitions; (k) Tricon’s growth strategies and projections for its single-family rental business; (l) the Company’s ability to deploy equity committed to its investment vehicles; (m) the Company’s dividend policy and currency; and (n) the impact of the novel coronavirus (“COVID-19”) pandemic on the foregoing. In addition, information regarding any intention of the Company to complete the Offering and the Private Placement on the terms and conditions described herein, including the expected Closing Date thereof, the use of net proceeds of the Offering and the Private Placement, the granting of an Over-Allotment Option in connection with the Offering, the listing of the Common Shares on the TSX and the NYSE, the anticipated effect of the Offering and the Private Placement on the Company, including pro-forma information regarding the Company’s financial position, and the Company’s statements regarding the Company’s business and the environment in which it operates, is forward-looking information. These statements reflect the Company’s current intentions and strategic plans, however, the items noted may not occur in line with the Company’ expectations or at all. These statements are based on management’s current expectations, intentions and assumptions which management believes to be reasonable having regard to its understanding of prevailing market conditions and the current terms on which investment opportunities may be available. Further, such forward-looking information is qualified in its entirety by the inherent risks, uncertainties and changes in circumstances surrounding future expectations which are difficult to predict and many of which are beyond the control of the Company, including that the transactions contemplated herein are completed. Also note that the certain forward-looking financial information included in this document has been prepared by, and is the responsibility of, the Company’s management. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying forward-looking financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

Forward-looking information is necessarily based on a number of estimates and assumptions that, while considered reasonable by management of the Company as of the date of this Prospectus Supplement, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The Company’s estimates, beliefs and assumptions, which may prove to be incorrect, include the various assumptions set forth herein, including, but not limited to, assumptions regarding: (a) the Company’s future growth potential;

(b) results of operations; (c) future prospects and opportunities; (d) demographic and industry trends remaining unchanged; (e) a stable workforce; (f) no change in legislative or regulatory matters; (g) future levels of indebtedness; (h) the tax laws as currently in effect; (i) the effectiveness of mitigation strategies undertaken with respect to the COVID-19 pandemic, and the severity, duration and impacts of the COVID-19 pandemic on the economy and the Company’s business, which is highly uncertain and cannot reasonably be predicted; (j) the continuing availability of capital; (k) current economic conditions; and (l) anticipated asset growth in the Company’s investment vehicles assuming management of such assets on terms similar to current management activities.

Regarding the strategic goals, targets and potential value creation opportunities presented in this Prospectus Supplement, these are based on the assumed impact of the growth drivers, proposed transactions or events, and sources of cash flow described, on the assumption that other drivers of performance will not deteriorate over the relevant period, and on the specific assumptions concerning performance and market conditions noted specifically herein. Projected returns and financial performance are based in part on projected cash flows for incomplete projects as well as management estimates and future Company plans. There can be no assurance that such growth drivers, transactions, events, cash flow, returns or performance will occur, be realized, or have their anticipated impact, and the assumptions underlying such statements are subject to known and unknown risks, including market risks, which may not be in the Company’s control, and therefore there can be no assurance that actual performance will align with the Company’s targets or that the value creation opportunities presented herein will be realized.

When relying on forward-looking information to make decisions, the Company cautions readers not to place undue reliance on these statements, as forward-looking information involves significant risks and uncertainties. Forward-looking information should not be read as a guarantee of future performance or results and will not necessarily be an accurate indication of whether or not the times at or by which such performance or results will be achieved. A number of factors could cause actual results to differ, possibly materially, from the results discussed in the forward-looking information, including, but not limited to: (a) a change in economic or real estate industry conditions (including prevailing interest rates and rates of inflation); (b) competition in the real estate investment business; (c) availability of attractive investment opportunities; (d) long investment horizons; (e) changes in legislation and government regulation; (f) changes in tax legislation or policy; (g) the impact of the COVID-19 pandemic on the Offering, the Private Placement or the operations, business and financial results of the Company; and (h) such other factors referred to under “Risk Factors” in this Prospectus Supplement and under similar headings contained in the Company’s filings with securities commissions or similar authorities in Canada, including the Annual Information Form, the Annual MD&A and the Interim MD&A.

If any risks or uncertainties with respect to the above materialize, or if the opinions, estimates or assumptions underlying the forward-looking information prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking information. The opinions, estimates or assumptions referred to above and described in greater detail under “Risk Factors” should be considered carefully by readers. Although management has attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other risk factors not presently known that management believes are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information.

Certain statements included in this Prospectus Supplement may be considered a “financial outlook” for purposes of applicable Canadian securities laws, and as such, the financial outlook may not be appropriate for purposes other than to understand management’s current expectations and plans relating to the future, as disclosed in this Prospectus Supplement. All forward-looking information is based only on information currently available to the Company and is made as of the date of this Prospectus Supplement. Except as expressly required by applicable securities law, the Company assumes no obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise. All forward-looking information in this Prospectus Supplement is qualified by these cautionary statements.

MARKET AND INDUSTRY DATA

This Prospectus Supplement may include market and industry data that were obtained from third-party sources, industry publications and publicly available information as well as industry data prepared by management on the basis of its knowledge of the applicable real estate markets in which the Company operates (including management’s estimates and assumptions relating to the industry based on that knowledge). Management’s knowledge of the real estate industry in the U.S. and Canada has been developed through its experience and participation in the industry. Management believes that its industry data is accurate and that its estimates and assumptions are reasonable, but there can be no assurance as to the accuracy or completeness of this data. Third-party sources cited herein generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. Although management believes it to be reliable, neither the Company nor the Underwriters have independently verified any of the data from management or third-party sources referred to in this Prospectus Supplement, or analyzed or verified the underlying studies or surveys relied upon or referred to by such sources, or ascertained the underlying economic assumptions relied upon by such sources.

WHERE YOU CAN FIND MORE INFORMATION

Tricon is subject to the full informational requirements of the securities commissions or similar regulatory authority in all provinces and territories of Canada. Following this Offering, Tricon will also file reports and other information with the SEC. Purchasers are invited to read and copy any reports, statements or other information, other than confidential filings, that Tricon files with the Canadian provincial and territorial securities commissions, the SEC or similar regulatory authorities. These filings are also electronically available from SEDAR at www.sedar.com and from EDGAR at www.sec.gov. Except as expressly provided herein, documents filed on SEDAR or on EDGAR are not, and should not be considered, part of this Prospectus Supplement or the accompanying Shelf Prospectus.

Tricon has filed with the SEC under the U.S. Securities Act the Registration Statement relating to the Offered Shares, of which this Prospectus Supplement and the accompanying Shelf Prospectus form a part. This Prospectus Supplement and the accompanying Shelf Prospectus do not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits to the Registration Statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus Supplement but contained in the Registration Statement are available on the SEC’s website at www.sec.gov.

Tricon’s reports and other information filed or furnished with or to the SEC are available from EDGAR at www.sec.gov, as well as from commercial document retrieval services.

SUMMARY DESCRIPTION OF THE BUSINESS OF THE COMPANY

Tricon is a residential real estate company primarily focused on owning and operating rental housing in the United States and Canada. The Company is governed by the Business Corporations Act (Ontario). The Company’s head and registered office is located at 7 St. Thomas Street, Suite 801, Toronto, Ontario, M5S 2B7.

Through its fully integrated operating platform, the Company earns rental income and ancillary revenue from single-family and multi-family rental properties as well as fees from managing third-party capital co-invested in its real estate assets.

Rental Housing Strategy

Tricon’s U.S. rental strategy, in both single-family and multi-family rental, is focused on select geographic markets in the U.S. Sun Belt and targets the “middle-market” resident demographic. The middle-market demographic consists of over seven million working-class U.S. renter households.1 The Company defines the middle-market cohort as those households earning between US$70,000 and US$110,000 per year and with monthly rental payments of US$1,300 to US$2,100. These rent levels typically represent approximately 20–25% of household income, which provides each household with a meaningful cushion to continue paying rent in times of economic hardship and when experiencing a decline in income. Conversely, Tricon has the flexibility to increase rents and defray higher operating costs in a stronger economic environment without significantly impacting its residents’ financial well-being. Focusing on qualified middle-market families who are likely to be long-term residents is expected to result in lower turnover rates, thereby reducing turn costs and providing stable cash flows for the Company.

Single-Family Rental

Tricon owns and operates one of the largest portfolios of single-family rental (“SFR”) homes in the U.S. Sun Belt, with approximately 25,000 homes in 19 markets across ten states. Tricon offers middle-market families the convenience of renting a high-quality, renovated home without costly overhead expenses such as maintenance and property taxes, and with a focus on superior customer service.

Since entering the SFR business in 2012, Tricon has built a technology-enabled platform to support its growth and manage its properties efficiently. The Company’s proprietary technology automates home acquisitions, leasing activities (such as virtual tours and/or self-showings), resident underwriting, revenue management, call centre services, repairs and maintenance and workflow management, among other activities. Management believes that the Company has a significant competitive advantage arising from its technology-enabled property management platform that is difficult to replicate yet highly scalable, and it intends to apply these capabilities across both its single-family and multi-family rental portfolios. See “Investment Opportunity”.

Multi-Family Rental

In the U.S., Tricon owns a portfolio of high-quality, affordably priced suburban garden-style apartments primarily in the U.S. Sun Belt, comprised of 23 properties totalling 7,289 suites in 13 major markets. Subsequent to Q2 2021, the Company assumed property management responsibilities for the majority of its U.S. multi-family properties and prior to the end of Q3 2021 completed the full internalization of the property management function for the entire portfolio. This internalization is expected to produce additional synergies by leveraging Tricon’s existing technology, infrastructure and centralized property management functions. On March 31, 2021, the Company completed a recapitalization transaction whereby two leading global institutional investors acquired a combined 80% interest in the existing portfolio, with Tricon retaining a 20% interest.

[1]	Source: U.S. Census Bureau.

Residential Development

In its residential development business, Tricon develops new residential real estate properties, predominantly rental housing intended for long-term ownership. Such developments include (a) Class A multi-family rental apartments in Canada; (b) its recently launched strategy to develop “build-to-rent” single-family rental communities in the U.S.; and (c) legacy land development and homebuilding projects predominantly in the U.S.

The Company’s build-to-rent strategy, which is focused on developing a portfolio of well-designed, dedicated single-family home rental communities, commenced in Q3 2019, following the establishment of a joint venture arrangement with an institutional investor. Such developments, which typically include a cluster of rental homes with shared amenities, combine the privacy and convenience of single-family rental living with the community experience of the multi-family rental model. This strategy leverages the Company’s complementary expertise in land development, homebuilding, and single-family rental and multi-family rental property management.

Private Funds and Advisory

Through its private funds and advisory business, Tricon earns fees from managing third-party capital co-invested in its real estate assets through commingled funds, separate accounts and joint ventures. Activities of this business include asset management of third-party capital, development management and related advisory services, and property management of rental properties.

Consistent with the Company’s past practices and in the normal course of business, the Company is continuously engaged in discussions with respect to possible acquisitions of and investments in new assets and businesses, dispositions of existing assets, including those contemplated as a part of the Company’s recently announced investment vehicle formation initiatives, and related financings and refinancings. There can be no assurance that any of these discussions will result in a definitive agreement, and, if they do, what the terms or timing of any acquisition, investment, disposition, financing or refinancing would be, if consummated. The Company expects to continue current discussions and actively pursue acquisition, investment, disposition, financing and refinancing opportunities, which currently, or may from time to time, involve entering into purchase and sale agreements that are subject to various conditions, including due diligence. As of the date hereof, there are no significant probable acquisitions identified by the Company, whereby financial statements would be required to be included in this Prospectus in order for this Prospectus Supplement to contain full, true and plain disclosure.

INVESTMENT OPPORTUNITY

Company Overview & Differentiated Strategy

Founded in 1988, Tricon is an owner and operator of a growing portfolio of over 33,000 SFR homes and multi-family rental apartments in 21 markets across the United States and Canada, with a primary focus on the U.S. Sun Belt and a low-turnover middle-market resident demographic. Our commitment to enriching the lives of our residents and local communities underpins Tricon’s culture and business philosophy. We strive to continuously improve the resident experience through our technology-enabled operating platform and innovative approach to rental housing.

Tricon was among the first to enter into and institutionalize the U.S. SFR industry. Since 2012, we have expanded the size of our SFR portfolio at a compound annual growth rate (CAGR) of approximately 34% to 24,961 managed homes as of Q2 2021 and have delivered an 18% annualized total shareholder return as of the end of 2020. Within the SFR space, we believe that we operate with a unique strategy highlighted by a superior growth profile, a strategic partnership model, and a sophisticated tech-enabled operating platform. These key factors have enabled us to deliver strong performance to our investors while maintaining high resident satisfaction. We achieved 27% year-over-year Core FFO per share growth in Q2 2021, and delivered 8.0% Same Home blended rent growth and 6.1% Same Home NOI growth for the SFR portfolio. We have remained disciplined in pursuing growth while strengthening our balance sheet, having successfully reduced our leverage to 10.3x Net Debt / Adjusted EBITDAre in Q2 2021 compared to 15.3x in Q1 2020.2

Notes:

(1)	Source: John Burns Real Estate Consulting.
(2)	Maximum third-party equity raised with SFR JV-2, Homebuilder Direct JV, and Canadian Multi-family JV with Canadian Pension Plan Investment Board ( “CPP Investments JV”).

[2]	Refer to reconciliations of non-IFRS financial measures in Appendix A to this Prospectus Supplement.

Our History & Evolution

We have invested in residential real estate since our inception in 1988 and have evolved into an SFR-focused owner and operator over the past decade. We completed our initial public offering on the TSX in 2010, entered the U.S. single family rental business in 2012, and grew our asset base significantly in 2017 with the acquisition of Silver Bay Realty Trust. Over the past four years, we have further accelerated our growth in the SFR business through strategic partnerships with leading global institutional investors. Going forward, we intend to continue growing our SFR business and our objective is to roughly double our number of homes over the next three years.

Notes:

(1)	Investment vehicle sizes for SFR JV 1& 2, Homebuilder Direct, U.S. multi-family recapitalization and CPP Investments JV reflect total anticipated value of properties, including associated debt.

Portfolio Overview & Balance Sheet Asset Composition

With nearly 25,000 total SFR homes owned and operated, Tricon has one of the largest portfolios of SFR homes in the U.S. Sun Belt. The portfolio represents 93% of our balance sheet assets. The remaining 7% of our assets are in adjacent businesses of residential development (5%) and multi-family rental (2%), each noted above, which offer operating synergies and which management believes represent a source of significant potential value creation over the near to medium term.

97% of our assets are located in the United States with a focus on the Sun Belt states, and the remaining 3% are located in Canada.

Source: Company information.

Notes:

(1)	Total assets based on reported fair market value of consolidated assets as of Q2 2021.
(2)	Excludes the impact of a severe winter storm in Texas in Q1 2021.

Favorable Industry Trends that Support Our Strategy

Long-term trends in the residential real estate sector and broader economy support our SFR strategy, including but not limited to demographic shifts, population growth across our Sun Belt markets, affordability of homeownership, shifting consumer preferences, and capital availability in the SFR space. Our business is benefitting from these strong fundamental tailwinds that have been in place for years, but are accelerating further as a result of the COVID-19 pandemic. Homeownership in the United States is becoming increasingly out of reach due to rapidly rising home prices. Given these affordability constraints and a growing preference for a flexible lifestyle, millennials in the United States now own far less real estate than baby boomers did at their age, with a homeownership rate of 4% for millennials versus 32% for baby boomers at age 31.3 Tricon’s SFR homes provide an attractive housing option for young families as they form new households. Furthermore, work-from-home and hybrid work models are increasingly expected to become a permanent trend, spurring additional demand for spacious SFR homes versus smaller apartments.

Against this backdrop, SFR has experienced soaring interest from private investors and highly receptive debt capital markets, with $8.3 billion of equity commitments in the first half of the year and over $20 billion of debt capital raised over the past 36 months.4 We expect these trends to contribute to an attractive cost of capital for the SFR business, allowing Tricon to continue to execute on its growth plans.

Positioning Within the Single-Family Rental Sector

Our portfolio is broadly diversified across the U.S. Sun Belt with a preference for more moderate home sizes and rents than our public market peers, catering to the low-turnover middle-market resident base. We believe this middle market strategy has contributed to outsized Same Home rent growth and lower annualized Same Home turnover relative to our peers. As of Q2 2021, our portfolio had average monthly rent of $1,513 with an average home size of 1,630 square feet. In the trailing six quarters ending Q2 2021, we achieved average Same Home

[3]	Source: Pew Research Center.
[4]	Source: Company estimates, Wall Street Research.

rent growth of 11.4%, 3.8%, and 6.0% on new leases, renewals, and on a blended basis, respectively, and an average Same Home turnover of 22.4%. In August of this year, we recorded Same Home rent growth of 19.7%, 5.0%, and 9.1% on new leases, renewals, and on a blended basis, respectively. We also have a distinct Sun Belt presence as compared to our public market peers, which have a higher concentration of homes in West Coast and Midwestern markets. Our Same Home NOI composition as of Q2 2021 was as follows: Southeast (35%), Florida (19%), Southwest (20%), Texas (12%), West (11%), and the Midwest (3%).5

Investment Highlights

Dynamic Leadership Team Focused on Corporate Culture and Growth

We have a dynamic, high-performing team of industry leaders and housing experts leading 800+ dedicated employees. The management team, as detailed below, has a combined 146 years of industry experience, including 61 at Tricon, and is supported by a deep bench of experienced employees with a broad range of expertise. Our head office is located in Toronto, Ontario, Canada, and our U.S. operations hub is based in Orange County, California.

In addition, the board of directors of the Company (the “Board”) has extensive industry expertise, with individual directors having experience operating real estate investment trusts in both the U.S. and Canada. Our board composition aligns with our governance initiatives, with seven independent directors out of 10 and 30% representation by women. We recently adopted a new shareholder engagement policy to provide further clarity of discussion topics between the Board and shareholders, most notably progressing with material changes to our executive compensation program to better align with shareholder interests. We successfully finalized and implemented our business continuity plans during the onset of the COVID-19 pandemic.

We believe that our focus on corporate culture is a competitive advantage and contributes to a superior resident experience, innovative housing solutions and superior operating performance. We are driven by our purpose statement – Imagine a world where housing unlocks life’s potential – and we expect all employees to conduct themselves according to the following guiding principles:

•	Care and Compassion: Go above and beyond to enrich the lives of our residents

•	Dedication and Excellence: Commit to and inspire excellence in everything we do

•	Curiosity and Innovation: Ask questions, embrace problems, thrive on the process of innovation

•	Integrity and Honesty: Do what is right, not what is easy

•	Leadership and Legacy: Elevate each other so together we leave an enduring legacy

Tricon’s guiding principles underpin our business strategy and culture of taking care of our employees first so they in turn are empowered and inspired to provide residents with superior service and positively impact local communities. When our residents are satisfied, they rent with us for longer periods, they are more likely to treat our properties as their own, and they are more willing to refer new customers. We have realized that the best way to drive returns for our investors and shareholders is to ensure our team and residents are fulfilled.

Tricon’s purpose and guiding principles are also deeply intertwined with our Environmental, Social and Governance (“ESG”) commitments, which focus on Our People, Our Residents, Our Innovation, Our Impact and Our Governance. ESG is engrained in everything we do, and recent enhancements to our ESG reporting provide a valuable framework to track and communicate our progress, detailed below. In May 2021, we issued our inaugural ESG annual report, providing details of key ESG commitments, initiatives and performance to date. This includes our commitment to the BlackNorth Initiative (3.5% Black leaders by 2025), an updated security policy and assessments of IT processes and controls, and a new third-party-based anonymous whistleblower platform.

[5]	Southeast includes: GA/NC/SC/TN; Southwest includes AZ/NV/CO/UT; West includes CA/OR/WA; Midwest includes IN.

Overview of Our Management Team

Member of Management	Years with Tricon	Years of Industry Experience
Gary Berman, President & Chief Executive Officer	19	23
Wissam Francis, EVP & Chief Financial Officer	7	21
Jonathan Ellenzweig, Chief Investment Officer	16	19
Kevin Baldrige, Chief Operating Officer	6	37
Sherrie Suski, Chief People Officer	6	29
David Veneziano, Chief Legal Officer	7	17
Andy Carmody, Managing Director (U.S. Residential Development)	4	20
Andrew Joyner, Managing Director (Canadian Multi-Family)	6	15
Wojtek Nowak, Managing Director (Capital Markets)	7	20
Evelyne Dubé, Managing Director (Private Funds)	5	26
Reshma Block, Head of Technology and Innovation	1	25
Alan O’Brien, Head of Property Operations	7	16
Bill Richard, Head of Asset Management & SFR Acquisitions	5	17

Overview of Our Approach to Sustainability

Our People

•	Established minimum living wage: $36,400 in U.S. and C$46,000 in Canada.

•	Certified great place to work: Earned an employee satisfaction score of 81% for U.S. and Canada Great Place to Work surveys; attained a Glassdoor rating of 4.8 out of 5 stars.

•	Diverse and inclusive workplace: surpassed 30% Club Canada targets and BlackNorth CEO pledge commitments.

Our Residents

•	Focus on resident retention: Achieved occupancy of 97.2% and turnover of 22.8% for the SFR Same Home portfolio in 2020, aided by self-governing on renewals to drive retention.

•	Customer lifecycle surveys: Achieved average SFR resident satisfaction rate of 80% and SFR industry-leading Google score of 4.4 out of 5.

•	Helping in times of need: Doubled the Resident Emergency Assistance Fund to $200,000.

Our Impact

•	Smart home technology: Installed smart thermostats in 33% of SFR homes, and ENERGY STAR® certified appliances in 90% of SFR homes.

•	Fleet optimization technology: Improved route optimization of 174-truck fleet by 27% and reduced average fuel consumption by 5%.

•	LEED-Certified development pipeline: Attained LEED Gold certification at The Selby (Toronto multi-family), with more LEED-certified developments planned through 2025.

Our Governance

•	Strong business ethics, integrity, and compliance: Updated and published internal compliance manual.

•	Disclosure and reporting: Completed inaugural ESG Report and GRESB submission in 2021.

•	Enterprise risk management: In process of enhancing enterprise-level risk management program.

Targeting the Middle-Market Demographic and High-Growth Sun Belt States

Our U.S. rental strategy is focused on serving the middle market, an addressable cohort of approximately 25 million households with household income of $70,000 to $110,000 and strong long-term fundamentals for rental housing. This cohort has more than 7 million renters, with targeted monthly rent between $1,300 and $2,100. These rent levels typically represent approximately 20% to 25% of household income, which provides each household with meaningful cushion to continue paying rent in times of economic hardship. Conversely, Tricon has the flexibility to increase rents and defray higher operating costs in a stronger economic environment without significantly impacting its residents’ financial well-being. Focusing on qualified middle-market families who are likely to be long-term residents is expected to result in lower turnover rates, thereby reducing turn costs and providing stable cash flows. Our middle-market resident profile currently consists of a $79,600 average household income, an average 650 FICO® Score, and a healthy 23% rent-to-income ratio.

Source: U.S. Census Bureau; monthly rent by income level per Tricon estimates.

Geographically, our SFR portfolio is positioned in the U.S. Sun Belt, which is home to approximately 40% of all U.S. households and is expected to experience population growth in excess of 10% in most states from 2020 to 2030. More than 85% of our SFR portfolio Same Home NOI is located in states expecting such population growth.6,7 The U.S. Sun Belt has experienced significant population and job growth over time, driven by a friendly business environment, lower tax rates, enhanced affordability and a warm climate.

[6]	Source: John Burns Real Estate Consulting Analysis.
[7]	Source: The Cooper Center at the University of Virginia.

Notes:

(1)	Source: The Cooper Center at the University of Virginia.
(2)	Source: NOI concentration based on Same Home single-family rental NOI as of Q2 2021.

Each of our top 10 markets based on home count experienced population and job growth greater than the national average over the past decade, which has driven strong rent growth and occupancy metrics in our Same Home portfolio.

Source: U.S. Census Data, U.S. Bureau of Labor Statistics.

Notes:

(1)	Based on population and job growth data at a metropolitan statistical area (“MSA”) level.
(2)	Consists of: Sacramento-Roseville-Folsom and Vallejo-Fairfield MSAs.
(3)	Consists of: Miami-Fort Lauderdale-Pompano Beach MSA.
(4)	Figures represent Tricon’s proportionate share of managed portfolio.

Scalable Technology-Enabled Operating Platform

Technology and innovation are at the core of our success. We believe that our technology-enabled operating platform provides us with a significant competitive advantage, allowing us to scale our business, drive operating efficiencies and continuously improve the resident experience. We have utilized technology from end-to-end across our business, including our acquisition platform, resident underwriting and leasing, repair and maintenance platform, call center, and asset management activities:

Positioned to Deliver Outsized Growth

U.S. rental housing is a deep market with institutionally owned SFR operators owning approximately just 2% of the SFR universe. Of the 2% institutionally owned homes, Tricon’s portfolio represents approximately 10%. Our existing U.S. Sun Belt markets present a growth opportunity with a deep supply of resale homes—approximately 1.3 million annual listings. We believe this will enable the Company to organically acquire more than 7,000 SFR homes per year that meet its acquisition criteria (relative to a ~3,200 historical annual run rate). At an average estimated acquisition cost of $315,000, 7,000+ SFR homes equates to approximately $2.2 billion of potential annual acquisitions.

Our SFR acquisition platform spans multiple existing and new home channels to facilitate rapid portfolio growth, including existing homes through the traditional multiple listing service (“MLS”) channel, off-market acquisitions (including iBuyers such as Zillow and Opendoor), and portfolio acquisitions. We acquire new homes by buying scattered individual homes, acquiring new home communities, and developing new home communities. We anticipate that successfully pursuing available opportunities in each of these channels will enable us to reach our goal of approximately doubling our SFR home count over the next three years to an aggregate of approximately 50,000 units.

Furthermore, we have partnered with leading global real estate investors to form three complementary SFR joint ventures, each with a unique acquisition strategy that provides potential residents with additional housing options at an accessible price point. We aim to acquire homes at targeted cap rates of 5.0% to 5.5% with long-term fixed rate debt financing currently available near 2.0%, resulting in compelling levered returns. Overall, we expect the total capitalization of our three most recent joint ventures to range from approximately $7.2 to $7.7 billion, targeting 25,000 to 26,500 SFR home acquisitions or approximately 8,500 to 9,000 homes annually. The anticipated total equity commitment is $2.3 to $2.5 billion, and our share of equity commitment in these vehicles is anticipated to be $600 to $650 million over time. As previously discussed, we expect to source acquisitions from across a range of channels. We maintain a right of first refusal on acquisitions of our partner interests.

Notes:

(1)	Tricon maintains a right of first refusal on acquisitions of our partner interests.

Industry-Leading Operating Metrics with Upside Potential

Our operational performance and economies of scale have contributed to significant FFO growth, with a 27% year-over-year increase in Core FFO per share in Q2 2021. 2020 full-year Core FFO per share grew 72% over 2019. Strong Same Home rent growth has been key to this strong performance, with Tricon achieving a 6.0% average blended Same Home rent growth over the past six quarters, representing 120 bps of outperformance relative to peers. The Company has also achieved higher average Same Home NOI growth over the same six quarters (5.5% relative to 4.2% for peers) while maintaining 640 bps lower Same Home annualized turnover (22.4% on average over the past six quarters).8

Notes:

(1)	Tricon’s 2020 FFO per share has been recast to present the consolidated results in conformity with the other periods shown.
(2)	Metrics reflect the last six quarters of Tricon’s proportionate share of the managed portfolio and exclude limited partners’ interests in the SFR JV-1 portfolio.
(3)	Figures as of Q2 2021 for Tricon and its SFR peers (INVH and AMH); reflects last six quarters average; excludes impact of Texas storms for Tricon.
(4)	Excludes impact of a severe winter storm in Texas in Q1 2021 for Tricon’s metrics.

Strong Same Home revenue growth over the near term is expected to be driven by ongoing rent growth, roll-out of new ancillary services and lower bad debt expense. We estimate loss-to-lease of 15% to 20% is embedded in the SFR portfolio due to active management of renewals and occupancy, with an opportunity to capture that loss-to-lease as new leases are signed. Fees and other revenue contributed 4.0% of total revenue as of Q2 2021, but had an outsized impact on growth, contributing 1.0% of our 5.4% year-over-year Same Home revenue growth in the quarter.9 Fees and other revenue represented approximately $640 per home monthly, including ancillary business revenue from Smart Home offerings (30% deployed), renters insurance (45% deployed), and other programs such as Telecom partnerships, appliance upgrades, air filter replacements, solar panels, security deposit alternatives, and other services.10 In total, these new additional services will enable us to expand our

[8]	Refer to reconciliations of non-IFRS financial measures in Appendix A to this Prospectus Supplement.
[9]	Reflects Q2 2021 proportionate Same Home portfolio of 18,157 homes.
[10]	Deployment figures are approximate figures on Same Home portfolio, excluding Smart Home and renters insurance; other programs are planned to be deployed in 2021 and beyond.

monthly fees and other revenue to $850 to $950 per home. Lastly, as COVID-19-related economic impacts subside, we expect our bad debt expense to normalize to historical levels of sub-1% of rental revenue by the end of 2022.

Our property-level expense control is focused on internalization of maintenance activities, maintaining low turnover, and improving efficiencies of scale as our portfolio grows. We expect to fulfill 75% of work orders internally by the end of 2022, up from approximately 66% today. We have also centralized procurement, leveraging nationwide vendor relationships to achieve cost savings on key components and materials. Our annualized cost to maintain per home has fallen from approximately $3,200 per home in 2018 to approximately $2,700 per home in 2019, and to approximately $2,500 per home (annualized) as of end of Q3 2021. As of Q2 2021, on a year-over-year basis, we have grown our Same Home revenue for our proportionate Same Home portfolio by 5.4% while our Same Home expenses grew approximately 4.1% in the same period (excluding impact of a severe winter storm in Texas in Q1 2021).

We also expect to increase the fee revenue that we earn from managing third-party capital on behalf of institutional investors who invest in our residential strategies. Such fees are anticipated to improve our operating efficiency, as we believe that we can grow fee revenue by more than 10% annually while keeping overhead expenses relatively stable. Growth in fee income is expected to be driven by increased asset management, property management, and development fees from committed joint ventures and managed assets (including asset management fees eliminated on consolidation for certain JVs, which are approximately 1% of committed capital relating to SFR JV-2 and Homebuilder Direct JV). We also are striving to generate more than $150 million of performance fees over the next five years. In Q2 2021, fee revenue was approximately 45% of gross overhead.

Balance Sheet Management

We have demonstrated a successful track record of reducing balance sheet leverage over time. We have prioritized deleveraging through the syndication of our U.S. multi-family portfolio, issuance of common and preferred equity securities, and the redemption of Debentures (as defined below) for Common Shares. Our deleveraging strategy has been coupled with significant growth in the business while navigating a global recession and pandemic to reduce Net Debt / Adjusted EBITDAre from 15.3x in Q1 2020 to 10.3x in Q2 2021, and 8.6x pro forma for the Offering and Private Placement as at Q2 2021.11

[11]	Refer to reconciliations of non-IFRS financial measures in Appendix A to this Prospectus Supplement.

Source: Management estimates.

Notes:

(1)

Figures shown based on last quarter annualized adjusted EBITDAre and proportional net debt, inclusive of its ownership share in U.S. SFR, U.S. multi-family, stabilized Canadian multi-family, and total corporate borrowings, but excluding Tricon’s proportionate share of construction financing associated with Canadian multi-family developments.

(2)	Excludes Debentures redeemed for Common Shares and de-listed from the TSX on September 9, 2021.
(3)	Q2 2021 PF assumes net Offering and Private Placement proceeds of $400 million.

Additionally, our near-term debt maturities present an opportunity for material interest expense savings upon refinancing. We expect our prevailing interest rates on maturing debt, on a blended basis, to fall from 3.09% currently to near 2% beginning in Q4 2021. On a consolidated basis, as of Q2 2021, our weighted average cost of debt is 2.97% and our weighted average time to maturity is about 3.3 years. We continue to maintain a strong liquidity profile with approximately $570 million of available liquidity via our credit facilities and unrestricted cash balances, which we expect has the potential to provide ample capacity to fund our growth runway in the coming years.

Significant Value Creation Opportunities from Adjacent Real Estate Businesses

Our residential development business (in both the United States and Canada) and stabilized U.S. multi-family portfolio represent a meaningful source of potential value creation, and an opportunity to simplify the business for shareholders over time. We believe that these three strategies have the potential to represent $1.0 billion of net asset value over time compared to $478 million of net asset value as of Q2 2021.

1.2470 USD/CAD exchange rate as of June 30, 2021. Per share values are based on 209 million basic shares outstanding as of Q2 2021.

Notes:

(1)	Reflects book value per basic share outstanding as of Q2 2021.
(2)	Current IFRS net asset value includes development properties and The Selby.
(3)

Assumes development yield of 4.75% on cost and current market stabilized cap rates for downtown Class A multi-family assets. Net asset value per share is based on 209 million basic shares outstanding as of Q2 2021. The CPP Investments JV currently only includes the Queen & Ontario project.

(4)	Investment vehicle size reflects total anticipated value of properties including associated debt.
(5)

Valuation based on Tricon’s proportionate share of in-place NOI as of Q2 2021; cap rate represents current market stabilized cap rate for the portfolio’s U.S. Sun Belt markets as per Green Street Real Estate Analytics, July 2021.

Canadian Multi-Family Development

Our Toronto-based multi-family build-to-core portfolio is focused on prime locations in North America’s fastest-growing city, with proximity to jobs and transit; our $1.1 billion12 CPP Investments JV provides a projected path of growth to approximately 7,000 units and approximately $50 million + of annual NOI upon stabilization.13

U.S. Multi-Family Rental

Our U.S. multi-family portfolio complements our SFR portfolio by providing additional operating synergies and efficiencies of scale, with minimal balance sheet exposure (20% ownership interest or $121 million fair market value). It consists of 23 properties, with 7,289 units and an average build year of 2012. The portfolio is located across eight states with an average occupancy rate of 95.6%, average monthly rent of $1,226 and pro rata NOI of

[12]	Investment vehicle size reflects total anticipated value of properties including associated debt.
[13]	Refers to management’s projection of Tricon’s proportionate share of NOI upon stabilization.

$3.5 million as of Q2 2021 (our share of $17.4 million total NOI for the portfolio). The U.S. multi-family rental portfolio achieved 10.2% average blended rent growth and 5.9% Same Home NOI growth as of Q2 2021.14

U.S. Residential Development

Our legacy for-sale housing investments are projected to generate strong cash flow over time, which we intend to reinvest into growing our core SFR portfolio.15 Our U.S. development portfolio consists of 13 active investments across four states and our target is for it to distribute approximately $300 million to us over the next five-plus years, relative to our share of investment fair value of $154 million. In Q2 2021, we received $20 million in distributions.

[14]	Refer to reconciliations of non-IFRS financial measures in Appendix A to this Prospectus Supplement.
[15]

The Company’s legacy business provides equity or equity-type financing to local and regional developers and homebuilders for housing development, primarily in the U.S. Sun Belt. The investments are typically made through investment vehicles which hold an interest in for-sale residential land, homebuilding and condominium development projects.

RECENT DEVELOPMENTS

There have been no material developments in the business of the Company since June 30, 2021, the date of the Company’s most recent Interim Financial Statements, that have not been disclosed in this Prospectus or the documents incorporated by reference herein, other than as follows.

On September 9, 2021, Tricon completed the redemption (the “Debenture Redemption”) of its outstanding 5.75% extendible convertible unsecured subordinated debentures due March 31, 2022 (the “Debentures “). The Company elected to satisfy the redemption price for each Debenture by issuing Common Shares in accordance with the terms of the Debentures. The aggregate outstanding principal amount of the Debentures was US$171,424,000 on July 30, 2021, the date Tricon announced its intention to complete the Redemption. The Debentures were redeemed by the Company and de-listed from the TSX. Pursuant to the conversion option available to holders of the Debentures, an aggregate of 16,097,218 Common Shares were issued in relation to conversion requests received by Tricon between the date of the redemption announcement and September 8, 2021. The remaining balance of the outstanding principal amount of the Debentures was redeemed on the September 9, 2021 for an aggregate of 259,455 Common Shares. Accrued interest of US$25.52 per US$1,000 principal amount of Debentures was paid in cash.

On September 16, 2021, investors in the Company’s previously announced “SFR JV-2” joint venture to acquire single-family rental homes targeting the middle-market demographic in the U.S. Sun Belt exercised their option to increase the total capital commitments of that vehicle to US$1.55 billion (including the US$450 million commitment from Tricon), effective August 11, 2021.

RISK FACTORS

An investment in the Offered Shares is subject to a number of risks. Before deciding whether to invest in the Offered Shares, investors should consider carefully the risks factors set forth below and in the documents incorporated by reference in this Prospectus Supplement and the Shelf Prospectus (including those discussed under the heading “Risk Factors” in the Annual Information Form and under the heading “Risk definition and management” in the Annual MD&A and the Interim MD&A) and all of the other information in this Prospectus Supplement (including, without limitation, the documents incorporated by reference herein).

The risks described herein are not the only risks that affect the Company. Other risks and uncertainties that the Company does not presently consider to be material, or of which the Company is not presently aware, may become important factors that affect the Company’s future financial condition and results of operations. If any of such or other risks occur, the Company’s business, prospects, financial condition, results of operations and cash flows could be materially adversely impacted. In that case, the trading price of the Common Shares could decline and investors could lose all or part of their investment. There is no assurance that risk management steps taken will avoid future loss due to the occurrence of the below described or other unforeseen risks.

Risk Factors Related to the Offering

Market Volatility

The stock market experiences significant price and volume volatility that may affect the market price of the Common Shares for reasons unrelated to the Company’s performance. The value of the Common Shares is also subject to market fluctuations based upon factors which influence the Company’s operations, such as legislative or regulatory developments, competition, technological change and global capital market activity.

The market price of the Common Shares may be volatile. The volatility may affect the ability of the Company’s shareholders to sell the Common Shares at a favourable price. Market price fluctuations in the Common Shares may be due to:

•	actual or anticipated fluctuations in the Company’s quarterly results of operations;

•	recommendations by securities research analysts;

•	changes in the economic performance or market valuations of companies in the industry in which the Company operates;

•	addition to or departure of the Company’s executive officers, directors and other key personnel;

•	release or expiration of transfer restrictions on outstanding Common Shares (including Common Shares subject to lock-up restrictions);

•	sales or perceived sales of additional Common Shares;

•	operating and financial performance that vary from the expectations of management, securities analysts and investors;

•	regulatory changes affecting the Company’s industry generally and its business and operations;

•	announcements of developments and other material events by the Company or its competitors;

•	fluctuations to the costs of vital production materials and services;

•	changes in global financial markets and global economies and general market conditions, such as interest rates;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving the Company or its competitors;

•	litigation or regulatory action against us;

•	operating and share price performance of other companies that investors deem comparable to the Company or from a lack of market comparable companies;

•	news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in the Company’s industry or target markets; and

•	current and future global economic, political and social conditions, including the COVID-19 pandemic;

along with a variety of additional factors, including, without limitation, those set forth under “Cautionary Note Regarding Forward-Looking Statements”.

In addition, the market price for securities in the stock markets, including the TSX and the NYSE, have recently experienced significant price and trading fluctuations, most recently in 2020 as a result of the COVID-19 pandemic. These fluctuations resulted in volatility in the market prices of securities that often has been unrelated or disproportionate to changes in operating performance. Accordingly, broad market fluctuations may adversely affect the market prices of the Common Shares.

Dilution

The number of Common Shares that the Company is authorized to issue is unlimited. Subject to the rules of any applicable stock exchange on which the Common Shares are listed (including the TSX and the NYSE) and applicable securities laws, the Company may, in its sole discretion, issue additional Common Shares from time to time, and the interests of the Company’s shareholders may be diluted thereby. The Company cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances will have on the market price of the Common Shares. Sales or issuances of substantial numbers of Common Shares or other securities that are convertible or exchangeable into Common Shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the Common Shares. With any additional sale or issuance of Common Shares or other securities that are convertible or exchangeable into Common Shares, investors will suffer dilution to their voting power and economic interest in the Company. Furthermore, to the extent holders of the Company’s stock options or other convertible securities convert or exercise their securities and sell the Common Shares they receive, the trading price of the Common Shares may decrease due to the additional amount of Common Shares available in the market.

Discretion in Use of Proceeds

The Company cannot specify with certainty the particular uses of the net proceeds that it will receive from the Offering and the Private Placement. The Company’s management will have broad discretion in the application of the net proceeds, including for any of the purposes described in “Use of Proceeds”. Accordingly, a purchaser of Common Shares will have to rely upon the judgment of management with respect to the use of the proceeds of the Offering and the Private Placement, with only limited information concerning management’s specific intentions. The Company’s management may spend a portion or all of the net proceeds from the Offering and the Private Placement in ways that its shareholders might not desire, that might not yield a favourable return and that might not increase the value of a purchaser’s investment. The failure by management to apply these funds effectively could harm the Company’s business. Pending use of such funds, the Company might invest the net proceeds from the Offering and the Private Placement in a manner that does not produce income or that loses value.

No Active Market for Common Shares in the United States

Our Common Shares are currently listed only on the TSX. Prior to the Offering, the Common Shares have not been listed on a stock exchange in the United States. We have applied to list our Common Shares on the NYSE in connection with the Offering. However, if an active trading market does not develop in the United States, you may have difficulty selling any of the Common Shares that you buy over a U.S. exchange. We cannot predict the extent to which investor interest in the Company will lead to the development of an active trading market on the NYSE or otherwise, or how liquid that market might become. The price of the Common Shares in the Offering may not be indicative of prices that will prevail in the United States trading market or otherwise following the Offering. Listing of our Common Shares on the NYSE in addition to the TSX may increase price volatility on the TSX and also result in volatility of the trading price on the NYSE because trading will be in two markets, which may result in less liquidity on both exchanges. In addition, different liquidity levels, volumes of trading, currencies and market conditions on the two exchanges may result in different prevailing trading prices.

No Guarantee of Return on Investment

A holding of Common Shares is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Common Shares is appropriate only for holders who have the capacity to absorb a loss of some or all of their holdings.

Additional Capital

The Company’s ability to generally carry on its business, and in particular to take advantage of opportunities in its investment verticals and possible new verticals, may require it to raise additional capital. Additional capital may be sought through public or private debt or equity financings by Tricon or another Tricon entity and may result in dilution to or otherwise may have a negative effect on existing shareholders. Further, there can be no assurances that additional financing will be available to Tricon when required or desired by Tricon, on advantageous terms or at all, which may adversely affect Tricon’s ability to carry on its business.

Dividends

Shareholders do not have a right to dividends on such Common Shares unless declared by the Board. The declaration of dividends is at the discretion of the Board even if the Company has sufficient funds, net of its liabilities, to pay such dividends.

The Company may not declare or pay a dividend if there are reasonable grounds to believe that (i) the Company is, or would after the payment be, unable to pay its liabilities as they become due, or (ii) the realizable value of the Company’s assets would thereby be less than the aggregate of its liabilities. Liabilities of the Company will include those arising in the ordinary course of business and indebtedness.

Analyst Reports

The trading market for our Common Shares depends, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, the price of our Common Shares would likely decline. In addition, if our results of operations fail to meet the forecast of analysts, the price of our Common Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our Common Shares could decrease, which might cause the price and trading volume of our Common Shares to decline.

U.S. Public Company Costs

As a public company in the United States, we will incur additional legal, accounting, NYSE, reporting and other expenses that we did not incur as a public company in Canada. The additional demands associated with being a U.S. public company may disrupt regular operations of our business by diverting the attention of some of our senior management team away from revenue-producing activities to additional management and administrative oversight, adversely affecting our ability to attract and complete business opportunities and increasing the difficulty in both retaining professionals and managing and growing our business. Any of these effects could harm our business, results of operations and financial condition.

If our efforts to comply with new U.S. laws, regulations and standards differ from the activities intended by regulatory or governing bodies, such regulatory bodies or third parties may initiate legal proceedings against us and our business may be adversely affected. As a public company in the United States, it is more expensive for us to obtain director and officer liability insurance, and we will be required to accept reduced coverage or incur substantially higher costs to continue our coverage. These factors could also make it more difficult for us to attract and retain qualified directors.

The U.S. Sarbanes-Oxley Act 2002, as amended (the “U.S. Sarbanes-Oxley Act”), requires that we maintain effective disclosure controls and procedures and internal control over financial reporting. Pursuant to Section 404 of the U.S. Sarbanes-Oxley Act (“Section 404”), we will be required to furnish a report by our management on our internal control over financial reporting (“ICFR”), which, if or when we are no longer an emerging growth company, must be accompanied by an attestation report on ICFR issued by our independent registered public accounting firm.

To achieve compliance with Section 404 within the prescribed period, we will document and evaluate our ICFR, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of our ICFR, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for ICFR. Despite our efforts, there is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our ICFR is effective as required by Section 404. This could result in a determination that there are one or more material weaknesses in our ICFR, which could cause an adverse reaction in the financial markets due to a loss of confidence in the reliability of our consolidated financial statements. In addition, in the event that we are not able to demonstrate compliance with the Sarbanes-Oxley Act, that our internal control over financial reporting is perceived as inadequate, or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and the price of our Common Shares may decline. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on the NYSE.

Foreign Private Issuer

We are a “foreign private issuer” as such term is defined in Rule 405 under the U.S. Securities Act, and are permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare our disclosure documents filed under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), in accordance with Canadian disclosure requirements. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. As a result, we will not file the same reports that a U.S. domestic issuer would file with the SEC, although we will be required to file or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors, and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell shares, as the reporting deadlines under the corresponding Canadian insider reporting requirements are longer.

As a foreign private issuer, we are exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements. We are also exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. While we expect to comply with the corresponding requirements relating to proxy statements and disclosure of material non-public information under

Canadian securities laws, these requirements differ from those under the Exchange Act and Regulation FD and shareholders should not expect to receive in every case the same information at the same time as such information is provided by U.S. domestic companies.

In addition, as a foreign private issuer, we have the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that we disclose the requirements we are not following and describe the Canadian practices we follow instead. For example, we do not intend to follow the minimum quorum requirements for shareholder meetings as well as certain shareholder approval requirements prior to the issuance of securities under NYSE listing standards, as permitted for foreign private issuers. As a result, our shareholders may not have the same protections afforded to shareholders of U.S. domestic companies that are subject to all U.S. corporate governance requirements.

Following the completion of the Offering, we may cease to qualify as a foreign private issuer. If we cease to qualify, we will be subject to the same reporting requirements and corporate governance requirements as a U.S. domestic issuer which may increase our costs of being a public company in the United States.

Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year in which we have total annual gross revenue of US$1.07 billion or more; (ii) December 31, 2026 (the last day of the fiscal year ending after the fifth anniversary of the effective date of the Registration Statement); (iii) the date on which we have issued more than US$1.0 billion in non-convertible debt securities during the prior three-year period; or (iv) the date we qualify as a “large accelerated filer” under the rules of the SEC, which means the market value of our Common Shares held by non-affiliates exceeds US$700 million as of the last business day of its most recently completed second fiscal quarter after we have been a reporting company in the United States for at least 12 months. For so long as we remain an emerging growth company, we are permitted to and intend to rely upon exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act.

We may take advantage of some, but not all, of the exemptions available to emerging growth companies. We cannot predict whether investors will find our Common Shares less attractive if we rely on these exemptions. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for our Common Shares and the price of our Common Shares may be more volatile.

Canadian Corporate and Securities Laws

The Company is governed by the OBCA and other relevant laws, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may, together with the Company’s constating documents, have the effect of delaying, deferring or discouraging another party from acquiring control of the Company by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. The material differences between the OBCA and Delaware General Corporation Law (“DGCL”) that may have the greatest such effect include, but are not limited to, the following: (i) for material corporate transactions (such as mergers and amalgamations, other extraordinary corporate transactions or amendments to the Company’s articles) the OBCA generally requires a two-thirds majority vote by shareholders, whereas DGCL generally requires only a majority vote; and (ii) under the OBCA, holders of 5% or more of the Company’s shares that carry the right to vote at a meeting of shareholders can requisition a special meeting of shareholders, whereas such right does not exist under the DGCL.

Enforcement of Judgments Against Foreign Persons

The Company is governed by the OBCA with its principal place of business in Canada, most of its directors and officers reside or are organized in Canada or the provinces thereof and a portion of the Company’s assets or the assets of these persons may be located outside the United States. Consequently, it may be difficult for investors who reside in the United States to effect service of process in the United States upon the Company or upon such persons who are not residents of the United States, or to realize upon judgments of courts of the United States predicated upon the civil liability provisions of the U.S. federal securities laws. A judgment of a U.S. court predicated solely upon such civil liabilities may be enforceable in Canada by a Canadian court if the U.S. court in which the judgment was obtained had jurisdiction, as determined by the Canadian court, in the matter. Investors should not assume that Canadian courts: (i) would enforce judgments of U.S. courts obtained in actions against the Company or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or blue sky laws of any state within the United States, or (ii) would enforce, in original actions, liabilities against the Company or such persons predicated upon the U.S. federal securities laws or any such state securities or blue sky laws. Similarly, some of the Company’s directors and officers are residents of countries other than Canada and all or a substantial portion of the assets of such persons are located outside Canada. As a result, it may be difficult for Canadian investors to initiate a lawsuit within Canada against these persons. In addition, it may not be possible for Canadian investors to collect from these persons judgments obtained in courts in Canada predicated on the civil liability provisions of securities legislation of certain of the provinces and territories of Canada. It may also be difficult for Canadian investors to succeed in a lawsuit in the United States based solely on violations of Canadian securities laws.

Controlled Foreign Corporation

If a United States person is treated as owning (directly, indirectly, or constructively) at least 10% of the value or voting power of our Common Shares, such person may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group. Because our group includes one or more U.S. subsidiaries, we expect that, because of certain recent changes in U.S. federal tax constructive ownership rules, certain of our non-U.S. subsidiaries will be treated as controlled foreign corporations (regardless of whether or not we are treated as a controlled foreign corporation). A United States shareholder of a controlled foreign corporation may be required to report annually and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income,” and investments in U.S. property by controlled foreign corporations, regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. Failure to comply with these reporting obligations may subject a United States shareholder to significant monetary penalties and may toll the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due. We cannot provide any assurances that we will assist investors in determining whether any of our non-U.S. subsidiaries is treated as a controlled foreign corporation or whether any investor is treated as a United States shareholder with respect to any such controlled foreign corporation or furnish to any United States shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations. A United States investor should consult its advisors regarding the potential application of these rules to an investment in our Common Shares.

Passive Foreign Investment Company

Generally, if for any taxable year 75% or more of our gross income is passive income, or at least 50% of the average quarterly value of our assets are held for the production of, or produce, passive income, we would be characterized as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. Based on the nature of our income and the value and composition of our assets, we do not believe we were a PFIC during the taxable year ended December 31, 2020 and do not believe we are currently a PFIC for U.S. federal income tax purposes. Because PFIC status is determined on an annual basis and generally cannot be determined until the end of the taxable year, there can be no assurance that we will not be a PFIC for the current or future taxable years. If we are characterized as a PFIC, our shareholders who are U.S. Holders (as defined below) may suffer adverse tax consequences, including the treatment of gains realized on the sale of our Common Shares as ordinary income, rather than as capital gain, the loss of the preferential rate applicable to dividends received on our Common Shares by individuals who are U.S. Holders, and the addition of interest charges to the tax on such gains and certain distributions. A U.S. shareholder of a PFIC generally may mitigate these adverse U.S. federal income tax consequences by making a Qualified Electing Fund (“QEF”) election, or, to a lesser extent, a mark-to-market election. However, we do not intend to provide the information necessary for U.S. Holders to make QEF elections if we are classified as a PFIC.

Changes in taxation rates or law

Changes in taxation rates or law, or misinterpretation of the law or any failure to manage tax risks adequately could result in increased charges, financial loss, including penalties and reputational damage, and which could have a material adverse effect on our prospects, business, financial condition and results of operations.

COVID-19

A local, regional, national or international outbreak of a contagious disease, including, but not limited to, the ongoing COVID-19 pandemic or any mutations or escalations thereof, could result in, or continue to result in, a general or acute decline in economic activity in the regions the Company operates in, a decrease in the willingness of the general population to travel, staff shortages, reduced tenant traffic, inability of tenants to pay rent, mobility restrictions and other quarantine measures, supply shortages, increased government regulation, and the quarantine or contamination of one or more of the Company’s properties. Contagion in one of the Company’s buildings or a market in which the Company operates could adversely affect the ability of tenants to meet their payment obligations to the Company or disrupt supply chains and transactional activities that are important to the Company’s operations and development activities, and consequently, could negatively impact the Company’s occupancy, its reputation or attractiveness of that market generally.

The length of the COVID-19 pandemic and severity of such outbreak across the globe is currently unknown, may worsen, may continue to cause general economic uncertainty in key global markets and a worsening of global economic conditions and may cause low levels of economic growth. The pace of recovery following the COVID-19 pandemic cannot be accurately predicted and may be slow.

All of the foregoing occurrences may have a material adverse effect on the business, financial condition and results of operations of the Company, and accordingly, the trading price of the Common Shares.

USE OF PROCEEDS

The aggregate net proceeds to be received by us from the sale of the Offered Shares under the Offering and the sale of the Blackstone Shares under the Private Placement are approximately US$             after deducting the Underwriters’ Fee and other expenses relating to the Offering and Private Placement payable by us, which are estimated to be US$            . If the Over-Allotment Option is exercised in full, the estimated net proceeds of the Offering and the Private Placement, after deducting the Underwriters’ Fee payable to the Underwriters and the estimated expenses of the Offering and the Private Placement, are expected to be US$            .

Tricon expects that the net proceeds of the Offering and the Private Placement will be used to repay a portion of the total amount outstanding under the Company’s 2017-1 pass-through certificates in respect of the Company’s single-family rental securitization debt maturing in 2022 (with a current outstanding balance of approximately US$455 million, and as further described in the Annual Information Form), in addition to funding future property acquisitions and for general corporate purposes. However, management of the Company will have discretion with respect to the actual use of the net proceeds of the Offering and the Private Placement. In addition, the Company may, from time to time, issue securities (including equity securities) other than pursuant to this Prospectus Supplement. See “Risk Factors”.

CONSOLIDATED CAPITALIZATION

Since June 30, 2021, being the date of the Interim Financial Statements, there have been no material changes in the capitalization of the Company, other than in respect of the Debenture Redemption and associated conversions.

The following table sets forth the consolidated capitalization of the Company as at June 30, 2021 and the as-adjusted consolidated capitalization of the Company as at June 30, 2021 after giving effect to the Offering (without giving effect to the exercise of the Over-Allotment Option), the Private Placement and the Debenture Redemption. The table should be read in conjunction with the Interim Financial Statements and notes thereto incorporated by reference in this Prospectus Supplement.

	June 30, 2021		June 30, 2021 (as-adjusted after giving effect to the Offering, the Private Placement and the Debenture Redemption) (1)(2)
	(US$000s – except Common Shares)		(US$000s – except Common Shares)
Indebtedness
Credit Facilities and Other Indebtedness	US$	3,273,072	US$
2022 Debentures	US$	167,513	US$
Due to Affiliate(3)	US$	253,954	US$

Total Indebtedness(4)	US$	3,694,539	US$	(5)

Equity	US$	2,003,244	US$
Common Shares		209,618,719		(6)
(Authorized – unlimited; Issued – 226,122,875)

Total Capitalization	US$	5,697,783	US$

Notes:

(1)

Assumes proceeds of the Offering of US$             (gross proceeds of US$            , net of Underwriters’ Fees of US$                ), proceeds of the Private Placement of US$            , and expenses of the Offering and Private Placement of approximately US$            , increased by estimated deferred tax recoveries of US$            .

(2)	Assumes Common Shares are issued in connection with the Offering (without exercise of the Over-Allotment Option) and Common Shares are issued in connection with the Private Placement.
(3)	Intercompany indebtedness owing to Tricon PIPE LLC, an affiliate of the Company, in connection with the issuance of exchangeable preferred units of Tricon PIPE LLC on September 3, 2020.
(4)	Excluding interest expense payable, representing the fair value of derivative financial instruments associated with the exchangeable preferred units of Tricon PIPE LLC.
(5)

Assumes entire US$455 million balance outstanding under the 2017-1 pass-through certificates in respect of the Company’s single-family rental securitization debt maturing in 2022 is repaid (including using net proceeds from the Offering and Private Placement, together with draws on other credit facilities and/or cash on hand in the case of any shortfall).

(6)

Includes the issuance of 140,835 Common Shares pursuant to the Company’s dividend reinvestment plan on July 15, 2021, and issuances of 6,648 Common Shares upon the exercise of deferred share units from July 1, 2021 to August 13, 2021.

After giving effect to the Offering and the Private Placement,              Common Shares (             Common Shares if the Over-Allotment Option is exercised in full) will be issued from the treasury. See “Plan of Distribution”.

DESCRIPTION OF SECURITIES

The Offered Shares shall be identical in their terms to all other Common Shares. The following is a summary of the rights, privileges, restrictions and conditions of or attaching to the Common Shares. For additional information respecting the Common Shares, see the Company’s articles, which are available electronically at www.sedar.com, and the Annual Information Form, which is incorporated by reference herein. The Company is authorized to issue an unlimited number of Common Shares pursuant to the articles. As at October 4, 2021, there were 226,122,875 Common Shares issued and outstanding.

Shareholders are entitled to receive notice of and to attend and vote at all meetings of Shareholders of the Company, except meetings of holders of another class of shares. Each Common Share entitles the holder thereof to one vote. No Common Share has any preference or priority over another Common Share.

Subject to the preferences accorded to holders of any other securities of the Company or a subsidiary ranking senior to the Common Shares from time to time with respect to the payment of dividends, holders of Common Shares are entitled to receive, if, as and when declared by the Board, such dividends as may be declared thereon by the Board from time to time in equal amounts per share on the Common Shares at the time outstanding, without preference or priority.

Since the first quarter of 2016, the Company has paid quarterly cash dividends of C$0.07 per Common Share. Tricon intends to change the denomination of its quarterly dividends declared and paid on Common Shares to U.S. dollars from Canadian dollars following the listing of the Common Shares on the NYSE. Subject to the approval of the Board, the change is anticipated to become effective upon the declaration of Tricon’s next quarterly dividend, which is projected to be paid on or around January 15, 2022 to shareholders of record as of December 31, 2021. Tricon will fix the amount of its U.S. dollar-denominated quarterly dividend prior to its declaration, with such amount anticipated to be the U.S. dollar equivalent of Tricon’s current quarterly C$0.07 dividend, converted at the time of declaration. Shareholders do not have a right to dividends on Common Shares unless declared by the Board. The declaration of dividends is at the discretion of the Board even if the Company has sufficient funds, net of its liabilities, to pay such dividends. The ability of the Company to pay cash dividends going forward, and the actual amount distributed, will be entirely dependent on the operations and assets of the Company and will be subject to various factors including financial performance, obligations under applicable credit facilities and restrictions on payment of dividends thereunder on the occurrence of an event of default, fluctuations in working capital, the sustainability of income derived from the residents of the Company’s properties and any capital expenditure requirements. See “Risk Factors”.

In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Company, or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, Shareholders are entitled, after payment of debts and other liabilities, in each case subject to the preferences accorded to the holders of any other securities of the Company or a subsidiary ranking senior to the Common Shares from time to time with respect to payment on such a distribution, to share equally, share for share, in the remaining property of the Company.

Common Shares will be issued and registered to CDS or its nominee, or DTC or its nominee, under the book-entry only system. Except in limited circumstances, no Shareholder will be entitled to a certificate evidencing that person’s interest in or ownership of a Common Share.

PARTICIPATION RIGHT

Pursuant to the investor rights agreement dated September 3, 2020 entered into by and among the Company, Tricon PIPE LLC and Blackstone, so long as (a) Blackstone and its affiliates beneficially own or control at least 35% of the preferred units in Tricon PIPE LLC, which preferred units are exchangeable for Common Shares, originally purchased on September 3, 2020; or (b) Blackstone’s and its affiliates’ as-exchanged ownership in the Company is at least 5.0%, then Blackstone has the right to maintain its as-exchanged ownership interest in the Company immediately prior to the Offering (the “Participation Right”) in respect of certain equity financings of the Company, including the Offering, by subscribing for such equity securities on the same terms and conditions as the financing. No other person currently holds any participation rights or other pre-emptive rights to participate in the Offering.

Blackstone currently holds an approximate 11.87% effective interest in the Company (assuming all its preferred units of Tricon PIPE LLC are exchanged for Common Shares), and is accordingly an insider of the Company. Blackstone has notified the Company that it will exercise its Participation Right in respect of the Offering in full to maintain its as-exchanged ownership interest (prior to giving effect to the Over-Allotment Option). Concurrently with the completion of the Offering, Blackstone will, pursuant to the exercise of its Participation Right and under the Private Placement, purchase              Common Shares at a price of US$             per Common Share (the Offering Price net of underwriting discounts) for gross proceeds of approximately US$44.67 million. Blackstone has entered into a securities subscription agreement with the Company governing the terms and conditions of the Private Placement. Morgan Stanley is acting as placement agent in connection with the Private Placement and may receive a placement agent fee with respect to the sale of Blackstone Shares pursuant to the Private Placement. This Prospectus Supplement does not qualify the distribution of any securities issued pursuant to the Private Placement. The sale of the Common Shares pursuant to the Private Placement will not be registered under the U.S. Securities Act. The closing of the Private Placement is subject to acceptance by the TSX. The closing of the Offering is not conditioned upon the closing of the Private Placement.

PLAN OF DISTRIBUTION

General

Pursuant to the Underwriting Agreement, the Company has agreed to issue and sell and the Underwriters have agreed to purchase, as principals, severally and not jointly (within the meaning of such terms under the laws of the State of New York) on the Closing Date, or such earlier or later date as the Company and the Underwriters may agree, but in any event no later than             , 2021, the number of Offered Shares set out opposite their respective names below, representing an aggregate of              Offered Shares, at a price of US$             per Offered Share, for an aggregate gross consideration of US$            , payable in cash against delivery of the Offered Shares.

The Offering Price was determined by negotiation between the Company and the Underwriters, with reference to the then-current market price for the Common Shares.

Underwriter	Number of Offered Shares
Morgan Stanley & Co. LLC
RBC Dominion Securities Inc.
Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC

Total

The Offered Shares are being offered in the United States by the U.S. Underwriters and in Canada by the Canadian Underwriters pursuant to the Underwriting Agreement. The Offering is being made concurrently in Canada under the terms of the Shelf Prospectus and this Prospectus Supplement and in the United States under the terms of the Registration Statement, of which the Shelf Prospectus and this Prospectus Supplement form part, through the Underwriters and/or affiliates thereof registered to offer the Offered Shares for sale in such jurisdictions in accordance with applicable securities laws and such other registered dealers as may be designated by the Underwriters. Subject to applicable law, the Underwriters, their affiliates, or such other registered dealers as may be designated by the Underwriters, may offer the Offered Shares outside of Canada and the United States.

The Underwriting Agreement provides that the Company will pay the Underwriters at the time of closing of the Offering a fee of US$             per Offered Share sold pursuant to the Offering, including any Additional Shares sold pursuant to the exercise of the Over-Allotment Option. The Company has agreed to reimburse the Underwriters for FINRA and other expenses in an amount not to exceed US$35,000. The Company has granted to the Underwriters an Over-Allotment Option, in whole or in part, from time to time until the date that is 30 days following the date of the Underwriting Agreement, to purchase Additional Shares from the Company on the same terms as set out above solely to cover the Underwriters’ over-allocation position, if any, and for market stabilization purposes. This Prospectus Supplement also qualifies the grant of the Over-Allotment Option and the distribution of up to              Additional Shares, in aggregate, to be sold by the Company upon exercise of the Over-Allotment Option. A purchaser who acquires Common Shares forming part of the over-allocation position acquires those shares under this Prospectus Supplement regardless of whether the over allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.

The obligations of the Underwriters under the Underwriting Agreement are several and not joint (within the meaning of such terms under the laws of the State of New York) and are subject to certain closing conditions. The Underwriters may terminate their obligations under the Underwriting Agreement by notice given by their representatives to the Company, if after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, Nasdaq or the TSX, (ii) trading of any securities of the Company shall have been suspended on the NYSE or TSX, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Canada shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. Federal or New York State or Canadian authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offered Shares on the terms and in the manner contemplated in this Prospectus Supplement. The Underwriters are, however, obligated to take up and pay for all of the Offered Shares if any Offered Shares are purchased under the Underwriting Agreement.

Subject to the terms of the Underwriting Agreement, the Company has also agreed to indemnify the Underwriters and their respective directors, officers, employees and agents against certain liabilities, including civil liabilities under Canadian and United States securities legislation, or to contribute to any payments the Underwriters may be required to make in respect thereof. The Underwriters, as principals, conditionally offer the Offered Shares qualified under this Prospectus Supplement and the Shelf Prospectus, subject to prior sale, when, as and if delivered to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Offered Shares, and other conditions contained in the Underwriting Agreement, such as the receipt by the Underwriters of officers’ certificates and legal opinions. The Underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Pursuant to the Underwriting Agreement, the Company has agreed that until the date that is 90 days following the date of the Underwriting Agreement (the “Restricted Period”), it will not, directly or indirectly, and will not publicly disclose any intention to, without the prior written consent of Morgan Stanley & Co. LLC and RBC Dominion Securities Inc., subject to certain exceptions: (i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any other securities convertible into or exercisable or exchangeable for Common Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, or, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, (iii) file any registration statement with the SEC or prospectus with any Canadian securities regulatory authority relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares. The exceptions include: (a) the Offered Shares (and any Additional Shares) to be sold in the Offering; (b) the issuance of incentive compensation or equity (including Common Shares underlying equity awards) in accordance with the terms and conditions of the benefit plans described in the Registration Statement, the Time of Sale Prospectus and the Prospectuses (each such term as defined in the Underwriting Agreement), as such benefit plans may be adopted, amended or restated, (c) any Common Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectuses, (d) the sale of any Common Shares pursuant to the Investor Rights Agreement, (e) the issuance of Common Shares upon exchange of preferred units of Tricon PIPE LLC, (f) the filing of one or more registration statements on Form S-8 relating to stock options, other equity awards, or employee benefit plans of the Company described in the Registration Statement, the Time of Sale Prospectus and the Prospectuses, including plans to be adopted during the Restricted Period, provided that any awards issued pursuant to such plans adopted during the Restricted Period shall not vest during the Restricted Period; (g) the issuance of up to 10% of the outstanding Common Shares, or securities convertible into, exercisable for or which are otherwise exchangeable for Common Shares, immediately following the Closing Date as consideration for the acquisition of real property or assets from an arm’s length vendor; provided that in the case of any such issuance in connection with such transactions prior to the expiration of the Restricted Period, the issuee shall sign and deliver a lock-up letter substantially in the form of Exhibit A to the Underwriting Agreement; or (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act or similar plan under Canadian securities laws for the transfer of Common Shares, provided that (i) such plan does not provide for the transfer of Common Shares, during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such plan during the Restricted Period.

In addition, the directors, officers and certain shareholders of the Company have executed “lockup” letters pursuant to which, until the date that is 90 days following the date of the final prospectus supplement relating to the Offering, they have agreed that they will not, and will not publicly disclose the intention to, without the consent of Morgan Stanley & Co. LLC and RBC Dominion Securities Inc., subject to certain exceptions: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer (which, for the avoidance of doubt, shall not include transfers from any account directly or beneficially owned by the locked-up party to any other account directly or beneficially owned by the locked-up party) or dispose of, directly or indirectly, any Common Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by them or any other securities convertible into or exercisable or exchangeable for Common Shares, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares. The exceptions include: (a) the Offered Shares and Additional Shares sold pursuant to the Underwriting Agreement; (b) transactions relating to Common Shares or other securities acquired in open market transactions after the completion of the Offering, subject to certain exceptions; (c) transfers of Common Shares or any security convertible into Common Shares as a bona fide gift or gifts or for bona fide estate planning purposes, including charitable contributions; (d) distributions of Common Shares or any security convertible into Common Shares to general or limited partners, members or stockholders or other equity holders of the signatory; (e) transfers of Common Shares or any security convertible into Common Shares to certain affiliates of the signatory, subject to certain exceptions, (f) a bona fide third-party tender offer, take-over bid, plan of arrangement, merger, consolidation or other similar transaction made to all holders of Common Shares involving a change of control of the Company, provided that certain conditions are met; (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act or similar plan under Canadian securities laws for the transfer of Common Shares, provided that certain conditions are met and (h) receipt of securities on a “net” basis solely made in connection with exercises of outstanding stock options or warrants or vesting and/or redemptions of restricted shares units or other equity awards of the Company, if issued, provided that certain conditions are met. See “Risk Factors – Dilution and – Discretion in Use of Proceeds.”

The outstanding Common Shares are listed and posted for trading on the TSX under the symbol “TCN”. On October 4, 2021, the last trading day before the filing of this Prospectus Supplement, the closing price per share of the Common Shares on the TSX was C$16.74 or US$13.30 (based on the daily exchange rate for the U.S. dollar in terms of Canadian dollars, as quoted by the Bank of Canada, of US$1.0000 = C$1.2583). The Company has applied to list the Offered Shares, the Additional Shares and the Blackstone Shares on the TSX and has applied to list the Offered Shares, the Additional Shares, the Blackstone Shares and the outstanding Common Shares on the NYSE under the trading symbol “TCN”. Listing is subject to the Company fulfilling all of the listing requirements of the TSX and NYSE, respectively.

The Underwriters propose to offer the Offered Shares initially at the Offering Price. After the Underwriters have made reasonable efforts to sell the Offered Shares at the Offering Price, the Underwriters may offer the Offered Shares to the public at prices lower than the Offering Price, and the compensation realized by the Underwriters pursuant to the Offering will effectively be decreased by the amount that the price paid by purchasers for the Offered Shares is less than the original Offering Price. Any such reduction will not affect the net proceeds of the Offering received by the Company.

Pursuant to the rules and policy statements of certain Canadian securities regulatory authorities, the Underwriters may not, throughout the period of distribution under this Prospectus Supplement, bid for or purchase Common Shares. The foregoing restriction is subject to certain exceptions. These exceptions include a bid or purchase permitted under the by-laws and rules of applicable Canadian regulatory authorities and the TSX including the Universal Market Integrity Rules for Canadian Marketplaces administered by the Investment Industry Regulatory Organization of Canada relating to market stabilization and market-balancing activities and a bid or purchase made on behalf of a client where the client’s order was not solicited during the period of distribution.

Subject to applicable laws, the Underwriters may, in connection with the Offering, over-allot or effect transactions that stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail on the open market, including: stabilizing transactions; short sales; purchases to cover positions created by short sales; imposition of penalty bids; and syndicate covering transactions. Such transactions, if commenced, may be discontinued at any time.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or delaying a decline in the market price of the Common Shares while the Offering is in progress. Short sales involve the sale by the Underwriters of a greater number of Common Shares than they are required to purchase in the Offering. Short sales may be “covered short sales”, which are short positions in an amount not greater than the Over-Allotment Option, or may be “naked short sales”, which are short positions in excess of that amount.

The Underwriters may close out any covered short position either by exercising the Over-Allotment Option, in whole or in part, or by purchasing Common Shares in the open market. In making this determination, the Underwriters will consider, among other things, the price of the Common Shares available for purchase in the open market compared with the price at which they may purchase Common Shares through the Over-Allotment Option. If, following the closing of the Offering, the market price of the Common Shares decreases, the short position created by the over-allocation position in the Common Shares may be filled through purchases in the open market, creating upward pressure on the price of the Common Shares. If, following the closing of the Offering, the market price of Common Shares increases, the over-allocation position in the Common Shares may be filled through the exercise of the Over-Allotment Option.

The Underwriters must close out any naked short position by purchasing Common Shares in the open market. A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the Common Shares in the open market that could adversely affect investors who purchase in the Offering. Any naked short position would form part of the Underwriters’ over-allocation position. A purchaser who acquires Common Shares forming part of the Underwriters’ over-allocation position resulting from any covered short sales or naked short sales will acquire such Common Shares under this Prospectus Supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.

Subscriptions will be received subject to rejection or allotment in whole or in part and the Underwriters reserve the right to close the subscription books at any time without notice. It is expected that the Company will arrange for the instant deposit of the Offered Shares by the Underwriters under the book-based system of registration, to be registered to DTC and deposited with DTC on the Closing Date, or as otherwise may be agreed to among the Company and the Underwriters. In the case of certain Canadian purchasers, the Company may alternatively arrange for the electronic deposit of the Offered Shares distributed under the Offering under the book-based system of registration, to be registered in the name of CDS or its nominee and deposited with CDS on the Closing Date. No certificates evidencing the Offered Shares will be issued to purchasers of the Offered Shares. Purchasers of the Offered Shares will receive only a customer confirmation from the Underwriter or other registered dealer from or through whom a beneficial interest in the Offered Shares is purchased.

Relationship Between the Company and Certain Underwriters

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

Specifically, bank affiliates of Morgan Stanley and RBC (such bank affiliates, collectively, the “Banks”) are lenders to the Company under a sixth amended and restated credit agreement dated June 30, 2021, as amended from time to time, among the Company, the Banks and certain other financial institutions, pursuant to which the Banks and other financial institutions have made available to the Company US$500 million in revolving credit facilities, in addition to an aggregate of US$                 made available by certain of the Banks pursuant to various project-level loan agreements (collectively, the “Credit Facilities”). Consequently, the Company may be considered a connected issuer of each of the Banks under applicable Canadian securities laws. As at the date of this Prospectus, US$                 has been drawn under the Credit Facilities and the Company is in compliance with all material terms of the agreements governing the Credit Facilities. Since the execution of the agreements governing the Credit Facilities, the lenders have not waived a breach thereunder. The financial position of the Company has not changed in any material adverse manner since the Credit Facilities were entered into. Indebtedness under the Credit Facilities is secured by certain assets of the Company and guarantees provided by certain subsidiaries of the Company.

The decision to distribute the Common Shares offered hereunder and the determination of the terms of the distribution were made through negotiations between the Company and the Underwriters. The Banks did not have any involvement in such decision or determination but have been advised of the issuance and terms thereof. As a consequence of this issuance, each of Morgan Stanley and RBC will receive its respective share of the Underwriters’ Fee referred to under “Plan of Distribution”.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. The Underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

European Economic Area and United Kingdom

In relation to each Member State of the EEA and the United Kingdom (each a “Relevant State”), no Common Shares have been offered or will be offered pursuant to the Offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Common Shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of Common Shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Underwriters for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of Common Shares shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Common Shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the Common Shares to be offered so as to enable an investor to decide to purchase or subscribe for any Common Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (including, in the United Kingdom, as it forms part of domestic law, whether by virtue of the European Union (Withdrawal) Act 2018 or as otherwise implemented).

In the United Kingdom, this Prospectus Supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “FPO”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the FPO (all such persons together being referred to as “relevant persons”). Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this Prospectus Supplement or use it as the basis for taking any action, In the United Kingdom, any investment or investment activity that this Prospectus Supplement relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this Prospectus Supplement or any of its contents.

Each Underwriter has represented and agreed that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”)) received by it in connection with the issue or sale of the Common Shares in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Common Shares in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Switzerland

This Prospectus Supplement is not intended to constitute an offer or solicitation to purchase or invest in the Common Shares. The Common Shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the Common Shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this Prospectus Supplement nor any other offering or marketing material relating to the Common Shares constitutes a prospectus pursuant to the FinSA, and neither this Prospectus Supplement nor any other offering or marketing material relating to the Common Shares may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This Prospectus Supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This Prospectus Supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this Prospectus Supplement nor taken steps to verify the information set forth herein and has no responsibility for the Prospectus. The Common Shares to which this Prospectus Supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Common Shares offered should conduct their own due diligence on the Common Shares. If you do not understand the contents of this Prospectus Supplement you should consult an authorized financial advisor.

Hong Kong

The Common Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.

571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation, or document relating to the Common Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issuance, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Common Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (FIEL) has been made or will be made with respect to the solicitation of the application for the acquisition of the Common Shares. Accordingly, the Common Shares have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan. For Qualified Institutional Investors (QII) please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Common Shares constitutes either a “QII only private placement” or a “QII only secondary distribution”(each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Common Shares. The Common Shares may be transferred only to QIIs. For Non-QII Investors please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Common Shares constitutes either a “small number private placement” or a “small number private secondary distribution”(each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Common Shares. The Common Shares may be transferred only en bloc without subdivision to a single investor.

Singapore

This Prospectus Supplement and the accompanying Shelf Prospectus have not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, this Prospectus Supplement and the accompanying Shelf Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Common Shares may not be circulated or distributed, nor may the Common Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Common Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Common Shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; (3) by operation of law; (4) pursuant to Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offer of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notification under Section 309B(1)(c) of the SFA

The Company has determined that the Common Shares are (A) prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and (B) Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Solely for the purposes of its obligations pursuant to Section 309B of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in the CMP Regulations 2018), that the Common Shares are “prescribed capital markets products”(as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Australia

No “prospectus” or other “disclosure document”, as each of those terms are defined in the Corporations Act 2001 of Australia (the “Australian Corporations Act”), in relation to the Common Shares has been, or will be, lodged with the Australian Securities and Investments Commission. Each Underwriter has represented and agreed that it: (a) has not made (directly or indirectly) or invited, and will not make (directly or indirectly) or invite, an offer of the Common Shares for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and (b) has not distributed or published, and will not distribute or publish, this Prospectus Supplement, the accompanying Shelf Prospectus or any other offering material or advertisement relating to the Common Shares in Australia, unless: (i) the aggregate consideration payable for such Common Shares on acceptance of the offer is at least A $500,000 (or its equivalent in any other currency, in either case calculated in accordance with both section 708(9) of the Australian Corporations Act and regulation 7.1.18 of the Corporations Regulations 2001 of Australia) or the offer or invitation does not otherwise require disclosure to investors under Parts 6D.2 or 7.9 of the Australian Corporations Act; (ii) the offer or invitation constitutes an offer to either a “wholesale client” or “sophisticated investor” for the purposes of Chapter 7 of the Australian Corporations Act; (iii) such action complies with any applicable laws, regulations and directives (including without limitation, the licensing requirements set out in Chapter 7 of the Australian Corporations Act) in Australia; and (iv) such action does not require any document to be lodged with Australian Securities and Investments Commission or any other regulatory authority in Australia.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Goodmans LLP, counsel to the Company, and Blake, Cassels & Graydon LLP, counsel to the Underwriters, the following is, as of the date of this Prospectus Supplement, a general summary of the principal Canadian federal income tax considerations pursuant to the Income Tax Act (Canada) and the regulations thereunder (the “Tax Act”) generally applicable to a holder (i) who acquires Common Shares pursuant to this Offering as beneficial owner and (ii) who, for purposes of the Tax Act and at all relevant times, holds the Common Shares as capital property, deals at arm’s length with the Company and each of the Underwriters and is not affiliated with the Company or any of the Underwriters (a “Holder”). Generally, Common Shares will be considered to be capital property to a holder provided the holder does not hold or acquire, and is not deemed to hold or acquire, the Common Shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a holder (i) that is a “financial institution” (as defined in the Tax Act for the purposes of the mark-to-market rules), (ii) an interest in which would be a “tax shelter investment” (as defined in the Tax Act), (iii) that is a “specified financial institution” (as defined in the Tax Act), (iv) that makes or has made a functional currency reporting election pursuant to section 261 of the Tax Act, or (v) that has entered or will enter into a “derivative forward agreement”, a “synthetic disposition arrangement” or a “dividend rental arrangement” (each as defined in the Tax Act) with respect to the Common Shares. In addition, this summary does not address the deductibility of interest by a holder who has borrowed money to acquire Common Shares pursuant to the Offering. Any such holder should consult its own tax advisor with respect to an investment in the Common Shares.

This summary does not address the possible application of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act to a holder that (i) is a corporation resident in Canada and (ii) is (or does not deal at arm’s length for the purposes of the Tax Act with a corporation resident in Canada that is), or becomes as part of a transaction or event or series of transactions or events that includes the acquisition of Common Shares, controlled by a non-resident person or, if no single non-resident person has control, by a group of non-resident persons that do not deal with each other at arm’s length, for the purposes of such rules. Any such holder should consult its own tax advisors with respect to the possible application of these rules.

This summary is based upon the provisions of the Tax Act in force as of the date hereof, all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”) and counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed; however, no assurance can be given that the Proposed Amendments will be enacted in the form proposed, if at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account any changes in the law or in the administrative policies or assessing practices of the CRA, whether by legislative, governmental or judicial action, nor does it take into account any other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein.

Generally, for the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of a Common Share must be expressed in Canadian dollars. Amounts denominated in another currency must be converted into Canadian dollars using the applicable rate of exchange (for the purposes of the Tax Act) quoted by the Bank of Canada on the date such amounts arose, or such other rate of exchange as is acceptable to the CRA.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder or prospective holder of Common Shares, and no representations with respect to the income tax consequences to any holder or prospective holder are made. Consequently, holders and prospective holders of Common Shares should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring Common Shares pursuant to this Offering, having regard to their particular circumstances.

Canadian Holders

This part of the summary is applicable to a Holder who, for purposes of the Tax Act and any applicable income tax convention and at all relevant times, is or is deemed to be resident in Canada (a “Canadian Holder”). Certain Canadian Holders who might not otherwise be considered to hold their Common Shares as capital property may, in certain circumstances, be entitled to have the Common Shares, and all other “Canadian securities” (as defined in the Tax Act) owned by such Holders in the year of the election or any subsequent year, treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. Such Holders should consult their own tax advisors for advice with respect to whether an election under subsection 39(4) of the Tax Act is available or advisable having regard to their particular circumstances.

Dividends on Common Shares

Dividends received or deemed to be received on Common Shares held by a Canadian Holder will be included in computing the Canadian Holder’s income for purposes of the Tax Act.

In the case of a Canadian Holder who is an individual (including certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules in the Tax Act normally applicable to dividends received from “taxable Canadian corporations”, including the enhanced gross-up and dividend tax credit in respect of dividends designated by the Company as “eligible dividends”. A dividend will be eligible for the enhanced gross-up and dividend tax credit if the recipient receives written notice (which may include a notice published on the Company’s website) from the Company designating the dividend as an eligible dividend.

Taxable dividends received or deemed to be received by a Canadian Holder who is an individual (including certain trusts) may result in such Canadian Holder being liable for alternative minimum tax under the Tax Act. Canadian Holders who are individuals should consult their own tax advisors in this regard.

In the case of a Canadian Holder that is a corporation, dividends received or deemed to be received on Common Shares held by the Canadian Holder will generally be deductible in computing its taxable income, with the result that no tax will be payable by it in respect of such dividends. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Canadian Holder that is a corporation as proceeds of a disposition or a capital gain. A Canadian Holder that is a “private corporation” or “subject corporation” (as such terms are defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a refundable tax on dividends received or deemed to be received on the Common Shares to the extent such dividends are deductible in computing the Canadian Holder’s taxable income. Canadian Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

Disposition of Common Shares

A disposition or a deemed disposition of a Common Share by a Canadian Holder (other than to the Company, unless purchased by the Company in the open market in the manner in which shares are normally purchased by any member of the public in the open market) generally will result in the Canadian Holder realizing a capital gain (or capital loss) equal to the amount, if any, by which the proceeds of disposition of the Common Share, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Canadian Holder immediately before the disposition or deemed disposition. Such capital gain (or capital loss) will be subject to the tax treatment described below under “Taxation of Capital Gains and Capital Losses”.

The adjusted cost base to a Canadian Holder of Common Shares acquired pursuant to this Offering will be determined at any particular time by averaging the cost of such Common Shares with the adjusted cost base of all other Common Shares (if any) held by the Canadian Holder as capital property immediately before that time. The Canadian Holder’s cost for the purposes of the Tax Act of Common Shares generally will include all amounts paid or payable by the Canadian Holder for the Common Shares, subject to certain adjustments under the Tax Act.

Taxation of Capital Gains and Capital Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Canadian Holder in a taxation year must be included in the Canadian Holder’s income for the year. One-half of any capital loss (an “allowable capital loss”) realized by a Canadian Holder in a taxation year must generally be deducted from taxable capital gains realized by the Canadian Holder in the year of disposition. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year (against net taxable capital gains realized in such years), to the extent and under the circumstances described in the Tax Act.

The amount of any capital loss realized by a Canadian Holder that is a corporation on the disposition of a Common Share may be reduced by the amount of dividends received or deemed to be received by it on such Common Share (or on a share for which the Common Share has been substituted) to the extent and under the circumstances described by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Common Shares directly or indirectly through a partnership or a trust. Such Canadian Holders should consult their own tax advisors.

A Canadian Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay a refundable tax on its “aggregate investment income”, which is defined in the Tax Act to include taxable capital gains.

Capital gains realized by a Canadian Holder who is an individual (including certain trusts) may give rise to alternative minimum taxes calculated under the detailed rules set out in the Tax Act. Canadian Holders who are individuals should consult their own tax advisors in this regard.

Non-Resident Holders

This part of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act and any applicable income tax convention (i) is not, and is not deemed to be, resident in Canada, and (ii) does not use or hold the Common Shares in a business carried on in Canada (a “Non-Resident Holder”). This part of the summary is not applicable to a Non-Resident Holder that is an insurer carrying on an insurance business in Canada and elsewhere or an “authorized foreign bank” (as defined in the Tax Act). Any such holder should consult its own tax advisor with respect to an investment in the Common Shares.

Dividends on Common Shares

Any dividends paid or credited, or deemed to be paid or credited, on the Common Shares to a Non-Resident Holder will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend (subject to reduction under an applicable income tax convention between Canada and the Non-Resident Holder’s country of residence). For instance, where the Non-Resident Holder is a resident of the United States that is entitled to full benefits under the Canada-United States Income Tax Convention (1980), as amended, and is the beneficial owner of the dividends, the rate of Canadian withholding tax applicable to dividends is generally reduced to 15%.

Disposition of Common Shares

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of a Common Share, unless the Common Share constitutes taxable Canadian property of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable tax convention between Canada and the Non-Resident Holder’s country of residence.

Provided the Common Shares are listed on a designated stock exchange (which currently includes the TSX and the NYSE) at the time of disposition of a Common Share, the Common Share will generally not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition of the Common Share: (a) one or any combination of (i) the Non-Resident Holder, (ii) persons with whom the Non-Resident Holder does not deal at arm’s length and (iii) partnerships in which the Non-Resident Holder or a person described in (ii) holds a membership interest directly or indirectly through one or more partnerships, has owned 25% or more of the issued shares of any class or series of the Company, and (b) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of: (i) real or immovable property situated in Canada; (ii) “Canadian resource properties”, as defined in the Tax Act; (iii) “timber resource properties”, as defined in the Tax Act; and (iv) options in respect of, or interests in or for civil law rights in, property described in any of the foregoing whether or not the property exists. A Non-Resident Holder contemplating a disposition of Common Shares that may constitute taxable Canadian property should consult its own tax advisors.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of Common Shares by U.S. Holders (as defined herein). This discussion applies to U.S. Holders that purchase Common Shares pursuant to this Offering and hold such Common Shares as capital assets (generally, assets held for investment purposes). This discussion is based on the Internal Revenue Code of 1986, as amended (the “IRC”), U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, thrifts, insurance companies, broker-dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, governmental organizations, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, U.S. Holders who hold Common Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment, U.S. Holders whose “functional currency” (as defined in the IRC) is not the U.S. dollar, U.S. Holders that own directly, indirectly or through attribution 10% or more of the voting power or value of our shares, corporations that accumulate earnings to avoid U.S. federal income tax, partnerships and other pass-through entities (or arrangements treated as a partnership for U.S. federal income tax purposes), and investors in such pass-through entities. This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences or the requirements of Section 451 of the IRC with respect to conforming the timing of income accruals to financial statements. We have not requested, and will not request, a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions described herein.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of Common Shares that is, (1) an individual who is a citizen or resident alien of the United States for U.S. federal income tax purposes, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership or pass-through entity for U.S. federal income tax purposes is the beneficial owner of Common Shares, the U.S. federal income tax consequences relating to an investment in the Common Shares will depend in part upon the status and activities of such entity and the particular partner. A U.S. Holder that is a partner (or other owner) of a pass-through entity that acquires Common Shares is urged to consult its own tax advisors regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of Common Shares.

Persons considering an investment in Common Shares are urged to consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of Common Shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company Consequences

If the Company were to constitute a PFIC for any year during a U.S. Holder’s holding period or the immediately preceding year, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the purchase, ownership and disposition of the Common Shares. In general, a non-U.S. corporation will be treated as a PFIC, for any taxable year in which either (1) at least 75% of its gross income is “passive income” under the PFIC rules or (2) on average at least 50% of the value of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents (other than rents generated in the active conduct of a trade or business), and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation or partnership in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

We do not believe we were a PFIC for the year ended December 31, 2020, and do not expect to be treated as a PFIC for the current taxable year for U.S. federal income tax purposes. However, because PFIC status is determined on an annual basis and generally cannot be determined until the end of the taxable year, there can be no assurance that we will not be a PFIC for the current taxable year. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS will agree with our conclusion and that the IRS would not successfully challenge our position. Our status as a PFIC is a fact-intensive determination made on an annual basis.

If we are classified as a PFIC in any taxable year during which a U.S. Holder owns Common Shares, such U.S. Holder would be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for the Common Shares, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of the Common Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for Common Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds Common Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds the Common Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to the Common Shares. If the election is made, the U.S. Holder will be deemed to sell the Common Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Common Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds Common Shares and one of our non- U.S. corporate subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is urged to consult its own tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on Common Shares if such U.S. Holder makes a valid “mark-to-market” election for our Common Shares. A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Our Common Shares will be marketable stock as long as they remain listed on the NYSE and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of Common Shares held at the end of such taxable year over the adjusted tax basis of such

Common Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Common Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in Common Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of Common Shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as an ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as a capital loss.

A mark-to-market election will not apply to Common Shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any non-U.S. subsidiaries that we may organize or acquire in the future. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs that we may organize or acquire in the future notwithstanding the U.S. Holder’s mark-to-market election for the Common Shares.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid QEF election. At this time we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, and therefore prospective investors should assume that a QEF election will not be available.

As discussed below under “Distributions,” notwithstanding any election made with respect to the Common Shares, if we are a PFIC in either the taxable year of the distribution or the preceding taxable year, dividends received with respect to the Common Shares will not qualify for reduced rates of taxation.

Each U.S. person that is an investor in a PFIC is generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of Common Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Common Shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of Common Shares of a PFIC.

Distributions

Subject to the discussion above under “Passive Foreign Investment Company Consequences,” a U.S. Holder that receives a distribution with respect to Common Shares generally will be required to include the gross amount of such distribution (including amounts withheld to pay Canadian withholding taxes) in gross income as a dividend when actually or constructively received to the extent paid out of our current and/or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that a distribution exceeds our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Common Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Common Shares, the remainder will be taxed as capital gain recognized on a sale, exchange or other taxable disposition (as discussed below). Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends. Distributions on Common Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

Dividends paid by a “qualified foreign corporation” are eligible for taxation in the case of non-corporate U.S. Holders at a reduced long-term capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met.

A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on Common Shares that are readily tradable on an established securities market in the United States. We believe that we qualify as a resident of Canada for purposes of, and are eligible for the benefits of, the U.S.-Canada Treaty, which the IRS has determined is satisfactory for purposes of the qualified dividend rules and that it includes an exchange of information provision, although there can be no assurance in this regard as of this filing or prospectively. Further, our Common Shares will generally be considered to be readily tradable on an established securities market in the United States if they are listed on the NYSE, as we intend the Common Shares to be. Therefore, subject to the discussion above under “Passive Foreign Investment Company Consequences”, if the U.S.-Canada Treaty is applicable, or if the Common Shares are readily tradable on an established securities market in the United States, dividends paid on Common Shares will more likely be treated as “qualified dividend income” in the hands of non-corporate U.S. Holders, provided that certain conditions are met, including conditions relating to holding period and the absence of certain risk reduction transactions. Each non-corporate U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

Sale, Exchange or Other Taxable Disposition of Common Shares

Subject to the discussion above under “Passive Foreign Investment Company Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other taxable disposition of Common Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in the Common Shares. If any foreign tax is imposed on the sale, exchange or other disposition of the Common Shares, a U.S. Holder’s amount realized will include the gross amount of the proceeds of the disposition before deduction of the tax. A U.S. Holder’s initial tax basis in the Common Shares generally will equal the cost of such Common Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the Common Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long term capital gain is taxed at ordinary income rates. For both corporate and non-corporate U.S. Holders, the deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder from the sale or other disposition of Common Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Receipt of Foreign Currency

The gross amount of any payment in a currency other than U.S. dollars will be included by each U.S. Holder in income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day such U.S. Holder actually or constructively receives the payment in accordance with its regular method of accounting for U.S. federal income tax purposes regardless of whether the payment is in fact converted into U.S. dollars at that time. If the foreign currency is converted into U.S. dollars on the date of the payment, the U.S. Holder should not be required to recognize any foreign currency gain or loss with respect to the receipt of foreign currency. If, instead, the foreign currency is converted at a later date, any currency gains or losses resulting from the conversion of the foreign currency will be treated as U.S. source ordinary income or loss for U.S. foreign tax credit purposes. U.S. Holders are urged to consult their own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the discussion above under “Passive Foreign Investment Company Consequences”, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, U.S. Holders are urged to consult their own tax advisors regarding the foreign tax credit rules.

Additional Tax on Net Investment Income

U.S. Holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold. A U.S. Holder’s “net investment income” generally includes, among other things, dividends and net gains from disposition of property (other than property held in the ordinary course of the conduct of a trade or business).

Accordingly, dividends on and capital gain from the sale, exchange or other taxable disposition of Common Shares may be subject to this additional tax. U.S. Holders are urged to consult their own tax advisors regarding the additional tax on passive income.

Information Reporting and Backup Withholding

In general, dividends paid to a U.S. Holder in respect of Common Shares and the proceeds received by a U.S. Holder from the sale, exchange or other disposition of Common Shares within the United States or through certain U.S.- related financial intermediaries will be subject to U.S. information reporting rules, unless a U.S. Holder is a corporation or other exempt recipient and properly establishes such exemption. Backup withholding may apply to such payments if a U.S. Holder does not establish, in the manner provided by law, an exemption from backup withholding, or fails to provide a correct taxpayer identification number or make any other required certifications.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

In addition, U.S. Holders should be aware of reporting requirements with respect to the holding of certain foreign financial assets, including stock of foreign issuers which is not held in an account maintained by certain financial institutions, if the aggregate value of all of such assets exceeds US$50,000. U.S. Holders must attach a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their return for each year in which they hold our Common Shares. U.S. Holders should also be aware that if we are considered a PFIC, they would generally be required to file IRS Form 8621, Information Return by a Shareholder of a Passive Foreign Investments Company or Qualified Electing Fund, during any taxable year in which such U.S. Holder recognizes gain or receives an excess distribution or with respect to which the U.S. Holder has made certain elections. U.S. Holders are urged to consult their own tax advisors regarding the application of the information reporting rules to the Common Shares and their particular situations.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISORS ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN COMMON SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

PRIOR SALES

The following table sets forth the details regarding all issuances of Common Shares and securities that are convertible or exchangeable into Common Shares during the 12-month period preceding the date of this Prospectus Supplement.

Date of Issuance	Security Issued	Reason for Issuance	Number of Securities Issued	Price
October 1, 2020 – July 31, 2021	Common Shares	Common Shares issued under dividend reinvestment plan (DRIP)	619,223	C$11.24 – C$14.40
October 1, 2020 – March 26, 2021	Common Shares	Common Shares issued pursuant to exercise of stock options	156,966	C$11.01 – C$12.98
October 1, 2020 – August 13, 2021	Common Shares	Common Shares issued pursuant to redemption of deferred share units (DSUs)	333,789	C$10.97 – C$15.35
June 8, 2021	Common Shares	Public offering of Common Shares pursuant to a short form prospectus dated June 2, 2021	15,224,226	C$13.00
June 8, 2021	Common Shares	Private Placement	256,499(1)	C$13.00
June 24, 2021 – September 8, 2021	Common Shares	Conversion of Debentures	16,190,525	C$12.88 – C$13.45
September 9, 2021	Common Shares	Redemption of Debentures	259,455	C$14.88

Note:

(1)

Issued to Blackstone in connection with the exercise of the over-allotment option and pursuant to Blackstone’s Participation Right in respect of the Company’s public offering of Common Shares pursuant to a short form prospectus dated June 2, 2021.

TRADING PRICE AND VOLUME

The Common Shares are listed for trading on the TSX under the symbol “TCN”. The following table shows the monthly range of high and low prices per Common Share and total monthly volumes traded on the TSX for the 12-month period prior to the date of this Prospectus Supplement, based on historical TSX data obtained from TMX Datalinx.

Month	High (C$)	Low (C$)	Volume
October 2020	11.80	10.73	8,202,860
November 2020	11.61	10.70	9,767,086
December 2020	11.89	10.85	8,323,176
January 2021	13.12	11.00	9,249,211
February 2021	13.00	12.07	7,158,862
March 2021	13.21	11.79	12,241,889
April 2021	13.46	12.56	6,055,358
May 2021	13.73	12.63	10,775,591
June 2021	14.60	12.91	26,393,434
July 2021	15.21	14.20	10,035,176
August 2021	16.25	14.66	11,873,694
September 2021	17.02	15.71	17,759,524
October 4, 2021	17.00	16.52	789,433

LEGAL MATTERS

Certain legal matters relating to the Offering will be passed upon on our behalf by Goodmans LLP with respect to Canadian legal matters and Paul, Weiss, Rifkind, Wharton & Garrison LLP with respect to U.S. legal matters, and on behalf of the Underwriters by Blake, Cassels & Graydon LLP with respect to Canadian legal matters and Skadden, Arps, Slate, Meagher & Flom LLP with respect to U.S. legal matters. As at the date of this Prospectus Supplement, the partners and associates of each of Goodmans LLP and Blake, Cassels & Graydon LLP beneficially own, directly and indirectly, less than one percent of our outstanding securities or other property, or that of our affiliates.

INTERESTS OF EXPERTS

PricewaterhouseCoopers LLP has advised that they are independent of the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario, and are independent with respect to the Company within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

REGISTRAR AND TRANSFER AGENT

The transfer agent and registrar of the Company in Canada is TSX Trust Company at its principal office in Toronto, Ontario and in the United States is Continental Stock Trust and Trust Company at its principal office in New York, New York.

ENFORCEMENT OF CIVIL LIABILITIES

Certain of our operations and assets are located outside the United States, and certain of our officers, directors and shareholders, reside outside of the United States.

The Company has appointed an agent for service of process in the United States. It may be difficult for investors who reside in the United States to effect service of process in the United States upon the Company, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or its directors and officers. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

The Company filed with the SEC, concurrently with the Registration Statement of which this Prospectus Supplement forms a part, an appointment of agent for service of process on Form F-X. Under Form F-X, the Company appointed Corporation Service Company at 19 West 44th Street, Suite 200, New York, NY 10036 as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving Tricon in a United States court arising out of or related to or concerning the offering of securities under this Prospectus Supplement.

Certain of our operations and assets are also located outside of Canada, and certain of our officers, directors and shareholders, reside outside of Canada. See “Enforcement of Judgments Against Foreign Persons”.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed or furnished with the SEC as part of the Registration Statement of which this Prospectus Supplement forms a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from Tricon’s directors and officers, as applicable; (iii) the consent of PricewaterhouseCoopers LLP; (iv) the consent of Goodmans LLP; (v) the consent of Blake, Cassels & Graydon LLP; and (vi) the Underwriting Agreement.

APPENDIX A

FFO and Core FFO Reconciliation

Historical Proportionate Income Statement

In USD (‘000), except per share amounts which are in USD	Q2/21	Q1/21	2020	Q4/20	Q3/20	Q2/20	Q1/20
Revenue from single-family rental properties	81,056	77,161	296,940	75,254	75,446	73,861	72,379
Direct operating expenses	(26,999)	(25,534)	(99,412)	(24,778)	(25,254)	(24,669)	(24,711)
Net operating income from single-family rental properties	54,057	51,627	197,528	50,476	50,192	49,192	47,668
Revenue from private funds and advisory services	13,113	8,930	34,090	10,339	7,814	8,122	7,815
Asset management fees eliminated upon consolidation	272	—	—	—	—	—	—
Income (loss) from equity-accounted investments in multi-family rental	14,272	(457)	746	427	102	162	55
Income (loss) from equity-accounted investments in Canadian residential developments	27	(3)	13,378	8,293	(5)	(7)	5,097
Income (loss) from investments in US. residential developments	8,251	6,659	(61,776)	10,191	4,457	3,155	(79,579)
Compensation expense	(20,253)	(17,750)	(53,150)	(18,303)	(11,062)	(13,377)	(10,408)
General and administration expense	(7,659)	(6,896)	(28,839)	(7,225)	(6,792)	(6,512)	(8,310)
Interest expense	(30,320)	(30,007)	(117,136)	(30,803)	(28,921)	(27,626)	(29,786)
Fair value gain on rental properties	211,570	92,184	190,461	94,791	47,968	29,358	18,344
Fair value (loss) gain on derivative financial instruments and other liabilities	(41,437)	(37,172)	(7,461)	(16,418)	11,551	(450)	(2,144)
Other expenses	(8,451)	(2,557)	(17,425)	(854)	(6,357)	(4,024)	(6,190)
Current income tax (expense) recovery	(16)	44,473	4,045	7,082	(3,261)	286	(62)
Deferred income tax (expense) recovery	(47,104)	(67,127)	(41,830)	(32,188)	(12,489)	(8,114)	10,961
Non-controlling interest	(805)	(571)	(3,091)	(1,800)	(490)	(294)	(507)
Net income (loss) from continuing operations attributable to Tricon’s shareholders	145,517	41,333	109,546	74,008	52,707	29,871	(47,040)

In USD (‘000), except per share amounts which are in USD	Q2/21	Q1/21	2020	Q4/20	Q3/20	Q2/20	Q1/20
Fair value gain on rental properties	(211,570)	(92,184)	(190,461)	(94,791)	(47,968)	(29,358)	(18,344)
Fair value loss (gain) on derivative financial instruments and other liabilities	41,437	37,172	7,461	16,418	(11,551)	450	2,144
Loss from investments in U.S. residential developments	—	—	79,579	—	—	—	79,579
FFO attributable to Tricon’s Shareholders	(24,616)	(13,679)	6,125	(4,365)	(6,812)	963	16,339
Core FFO from U.S. and Canadian multi-family rental	1,919	7,530	27,977	7,199	6,478	7,057	7,243
(Income) loss from equity-accounted investments in multi-family rental	(14,272)	457	(746)	(427)	(102)	(162)	(55)
(Income) loss from equity-accounted investments in Canadian residential developments	(27)	3	(13,378)	(8,293)	5	7	(5,097)
Deferred tax expense (recovery)	47,104	67,127	41,824	32,188	12,489	8,114	(10,967)
Current tax impact on sale of U.S. multi-family rental portfolio	—	(44,502)	—	—	—	—	—
Interest incurred on convertible debentures	2,477	2,451	9,927	2,506	2,492	2,464	2,465
Interest on Due to Affiliate	4,312	4,313	5,654	4,312	1,342	—	—
Amortization of deferred financing costs, discounts and lease obligations	3,665	3,180	8,359	3,021	2,096	1,648	1,594
Non-cash and non-recurring compensation	3,180	815	5,086	702	941	793	2,650
Other adjustments	11,984	4,827	22,389	4,587	7,166	3,315	7,321
Core FFO Attributable to Tricon’s shareholders	35,726	32,522	113,217	41,430	26,095	24,199	21,493
Recurring capital expenditures	(7,500)	(6,705)	(27,875)	(7,445)	(7,904)	(5,883)	(6,643)
AFFO attributable to Tricon’s shareholders	28,226	25,817	85,342	33,985	$18,191	$18,316	14,850
Core FFO per share	$0.14	$0.13	$0.50	$0.17	$0.12	$0.11	$0.10
Weighted average shares outstanding – diluted	252,511,687	248,103,423	224,015,498	248,247,018	222,822,876	211,677,963	212,934,511

FFO and Core FFO Reconciliation (Continued)

Reconciliation of Net Income to Core FFO and AFFO

In USD (‘000), except per share amounts which are in USD	2019
Net income attributable to Tricon’s shareholders	107,762
Fair value gain on rental properties	(116,548)
Loss from investments in for-sale housing	—
Fair value loss (gain) on derivative financial instruments other liabilities	(2,357)
Other adjustments (1)	5,585
FFO attributable to Tricon’s shareholders	(5,558)
Other income	—
Transaction costs	36,415
Deferred tax expense	11,934
Amortization and depreciation expense	10,543
Foreign exchange (gain) loss	(42)
Interest incurred in convertible debentures	9,902
Interest on Due to Affiliate	—
Amortization of dereffed financing costs, discounts and lease obligations	7,081
Gain on sale of U.S. multi-family developments	(9,718)
Non-cash compensation	3,979
Non-recurring compensation	1,184
Other adjustments (2)	(9,072)
Limited partner’s share of Core FFO adjustments (3)	(1,637)
Core FFO attributable to Tricon’s shareholders	55,011
Recurring capital expenditures	(26,623)
AFFO attributable to Tricon’s shareholders	28,388
Core FFO per share	$0.29
Weighted average shares outstanding – diluted	191,081,128

Notes:

(1)	Relates to limited partner’s share of FFO adjustments for fair value gains/(losses).
(2)

Comprised of amortization, unrealized foreign exchange and deferred taxes within income from equity-accounted investments and investments held at FVTPL, non-controlling interest’s share of amortization and depreciation and other income from government assistance, other non-recurring expenses and lease payments related to the Company’s right-of-use assets. Fair value gains from investments in Canadian multi-family developments are also included as eliminations.

(3)	Comprised of limited partner’s share of transaction costs and amortization of deferred financing fees.

Leverage and EBITDAre Reconciliation

In USD (‘000)

Pro-rata Net Debt Reconciliation

	Q1/20	2020	Q2/21	Q2/21 PF(1)
Pro-rata net debt of consolidated entities
Single-family rental properties borrowing	2,269,105	2,412,210	2,272,148	2,272,148
Rental properties under development borrowing (The James and Shops of Summerhill)	12,730	12,023	11,760	11,760
Corporate borrowing	335,648	37,089	25,236	25,236
Less: cash and restricted cash	(101,433)	(127,646)	(135,030)	(535,030)
Total pro-rata net debt of consolidated entities	2,516,050	2,333,676	2,174,114	1,774,114
Pro-rata debt of unconsolidated entities
U.S. Multi-family rental	914,840	910,340	160,090	160,090
Canadian Multi-family rental	17,645	18,901	19,295	19,295
Total pro-rata debt of unconsolidated entities	932,485	929,241	179,385	179,385
Total pro-rata net debt	3,448,535	3,262,918	2,353,499	1,953,499
Net Debt to Adj. EBITDAre Reconciliation
Adj. EBITDAre at share
Core FFO (per FFO statement)(2)	21,493	113,217	35,726	35,726
Add back: interest expense	25,727	93,196	19,866	19,866
Add: interest expense in Canadian multi-family rental at share	—	469	133	133
Add: interest expense in U.S. multi-family rental at share	9,054	33,467	1,374	1,374
Add back: current income tax (expense) recovery	62	(4,045)	16	16
Total Adj. EBITDAre at share	56,336	236,304	57,115	57,115
Net debt to Adj. EBITDAre (annualized pro-rata)	15.3x	12.8x	10.3x	8.6x

Pro-rata Assets Reconciliation

	Q1/20	2020	Q2/21	Q2/21 PF (1)
Pro-rata assets of consolidated entities
Rental properties	4,991,776	5,272,461	4,513,858	4,513,858
Rental properties under development borrowing
(The James and Shops of Summerhill)	33,030	110,018	117,885	117,885
Investments in US Residential developments	171,398	164,842	154,370	154,370
Restricted cash	68,334	95,627	77,473	77,473
Goodwill, intangibles and other	168,182	170,032	122,484	122,484
Deferred income tax assets	101,486	102,444	70,984	70,984
Other working capital	35,774	38,714	38,124	38,124
Total pro-rata assets of consolidated entities	5,569,980	5,954,138	5,095,178	5,095,178
Pro-rata assets of unconsolidated entities
U.S. Multi-family rental	—	—	285,245	285,245
Canadian Multi-family rental	37,378	39,758	39,980	39,980
Canadian Multi-family Development	98,246	154,741	222,426	222,426
Total pro-rata assets of unconsolidated entities	135,624	194,499	547,651	547,651
Total pro-rata assets (net of cash)	5,705,604	6,148,637	5,642,829	5,642,829
Net debt to Assets	60%	53%	42%	35%

Notes:

(1)	Q2/21 PF column represents pro forma metrics assuming the Offering and the Private Placement.
(2)	Refer to Core FFO reconciliation above; 2020 Core FFO reflects summation of Q1/20 to Q4/20.

Proportionate Same Home SFR NOI Reconciliation

In USD (‘000)

Same Home SFR NOI Reconciliation

	Q2/21	Q2/20
Rental Revenue	70,004	66,665
Concessions and abatements	(406)	(133)
Fees and other revenue	2,774	2,079
Bad debt expense (1)	(1,241)	(1,106)
Total revenue from rental properties	71,131	67,505
Property taxes	11,045	10,537
Repairs and maintenance	4,064	3,425
Turnover	909	1,437
Property management expenses	4,669	4,419
Property insurance	1,082	998
Marketing and leasing	151	249
Homeowners’ association (HOA) costs	931	826
Other direct expense	936	758
Total direct operating expenses	23,787	22,649
Net operating income (NOI) (2)	47,344	44,856
Net operating income (NOI) margin (2)	66.6%	66.4%

	Q2/21	Q2/20
Total revenue from rental properties	71,177	67,505
Total direct operating expenses	23,582	22,649
Net operating income (NOI), excluding storm impact	47,595	44,856
Net operating income (NOI) margin, excluding storm impact	66.9%	66.4%

Notes:

(1)

The Company has reserved 100% of residents’ accounts receivable balances aged more than 30 days. The bad debt expense during the quarter represented 1.7% of revenue, compared to historical bad debt levels (pre-COVID-19) of approximately 0.8%.

(2)	NOI and NOI margin include the impact of a severe winter storm in Texas in Q1/21.

Proportionate Same Property Multi-Family Rental NOI Reconciliation

In USD (‘000)

Same Property Multi-Family Rental NOI Reconciliation

	Q2/21	Q2/20(1)
Rental Revenue	5,192	5,041
Concessions and abatements	(25)	(71)
Fees and other revenue	830	688
Bad debt expense (2)	(120)	(100)
Total revenue from rental properties	5,877	5,558
Property taxes	985	971
Repairs, maintenance and turnover	237	201
Property management expenses (3)	482	470
Utilities and other direct costs (4)	379	362
Property insurance	135	123
Marketing and leasing	97	63
Other property operating expenses	91	91
Total direct operating expenses (3)	2,406	2,281
Net operating income (NOI) (3)	3,471	3,277
Net operating income (NOI) margin (3)	59.1%	59.0%

Notes:

Given that the suite count did not change from 2020 to 2021, this should also be considered the “Same Property” portfolio.

(1)	Results prior to the syndication of the U.S. multi-family portfolio have been recast to reflect Tricon’s current 20% ownership in the portfolio to assist the reader with comparability.
(2)

The Company has reserved 100% of residents’ accounts receivable balances aged more than 30 days. The bad debt for three months ended June 30, 2021 represents 2.0% of revenue compared to 1.8% for the same period in the prior year. Bad debt has shown sequential improvement quarter-over-quarter from 3.2% in the first quarter of 2021 to 2.0% in the second quarter as the result of the recovering labour market, improved collections and additional government rental assistance. The Company continues to work directly with residents on collections.

(3)

The Company elected to present its third-party property management service expenses as part of corporate operating expenses effective January 1, 2021. The property management expense above represents on-site property management personnel costs. The comparative period has therefore been reclassified to conform with the current period presentation.

(4)	Utilities and other direct costs include water and sewer expense, valet waste expense, electricity and gas and cable contract costs.

SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	August 26, 2021

TRICON RESIDENTIAL INC.

C$1,500,000,000

Common Shares

Debt Securities

Subscription Receipts

Warrants

Units

Tricon Residential Inc. (“Tricon” or the “Company”) is a residential real estate company primarily focused on owning and operating rental housing in the United States and Canada. Tricon may from time to time offer and issue the following securities: (a) common shares in the capital of the Company (“Common Shares”); (b) debentures, notes or other evidence of indebtedness of any kind, nature or description and which may be issuable in series (“Debt Securities”); (c) subscription receipts of the Company exchangeable for Common Shares and/or other securities of the Company (“Subscription Receipts”); (d) warrants exercisable to acquire Common Shares and/or other securities of the Company (“Warrants”); and (e) securities comprised of more than one of Common Shares, Debt Securities, Subscription Receipts and/or Warrants offered together as a unit (“Units”), or any combination thereof, up to an aggregate offering price of C$1,500,000,000 (or the equivalent thereof, at the date of issue, in any other currency or currencies, as the case may be) at any time during the 25-month period that this short form base shelf prospectus (including any amendments hereto, the “Prospectus”) remains valid. The Common Shares, Debt Securities, Subscription Receipts, Warrants and Units (collectively, the “Securities”) offered hereby may be offered for sale separately or in combination with one or more other Securities and may be sold from time to time in one or more transactions at a fixed price or prices (which may be changed) or at market prices prevailing at the time of sale, at prices determined by reference to such prevailing market prices or at negotiated prices, and on terms to be set forth in one or more prospectus supplements (collectively or individually, as the case may be, “Prospectus Supplements”). One or more securityholders of the Company may also offer and sell Securities under this Prospectus. See “Selling Securityholders”.

All shelf information permitted under applicable securities legislation to be omitted from this Prospectus including, without limitation, the information disclosed in the specific terms of any offering of Securities, as discussed above, will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements has been obtained. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY NOR HAS ANY CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences. Prospective investors should read the tax disclosure in any applicable Prospectus Supplement; however, this Prospectus or any applicable Prospectus Supplement may not fully describe these tax consequences, and investors should consult their tax adviser prior to making any investment in the Securities.

The specific terms of any offering of Securities will be set forth in the applicable Prospectus Supplement and may include, without limitation, where applicable: (a) in the case of Common Shares, the number of Common Shares being offered, the currency, the offering price (in the event the offering is a fixed price distribution) or the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution) and any other specific terms; (b) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption at the option of the Company or the holder, any exchange or conversion terms and any other specific terms; (c) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the currency, the offering price, the terms, conditions and procedures for the exchange of the Subscription Receipts into or for Common Shares and/or other securities of the Company and any other specific terms; (d) in the case of Warrants, the number of such Warrants offered, the currency, the offering price, the terms, conditions and procedures for the exercise of such Warrants into or for Common Shares and/or other securities of the Company and any other specific terms; and (e) in the case of Units, the number of Units being offered, the currency, the offering price, the terms of the Common Shares, Debt Securities, Subscription Receipts and/or Warrants, as the case may be, underlying the Units, and any other specific terms. A Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus. Where required by statute, regulation or policy, and where the Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

The Company or any selling securityholders may sell the Securities to or through one or more underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly, through applicable statutory exemptions, or through one or more agents designated by the Company from time to time. The Securities may be sold from time to time in one or more transactions at fixed prices or not at fixed prices, such as market prices prevailing at the time of sale, prices related to such prevailing market prices or prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer, agent or selling securityholder engaged in connection with the offering and sale of such Securities, as well as the method of distribution and the terms of the offering of such Securities, including the initial offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution), the net proceeds to the Company and, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms. See “Plan of Distribution”.

This Prospectus may qualify an “at-the-market distribution” (as defined under applicable Canadian securities legislation) by the Company. Only the Company, and not a selling securityholder, may sell Securities in an “at-the-market distribution”.

In connection with any offering of the Securities other than an “at-the-market distribution”, unless otherwise specified in the relevant Prospectus Supplement, the underwriters or agents may over-allot or effect transactions that stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

No underwriter or dealer of an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities or securities of the same class as the Securities distributed under this Prospectus, including selling an aggregate number or principal amount of securities that would result in the underwriter or dealer creating an over-allocation position in the Securities.

The Company is incorporated under the Business Corporations Act (Ontario) and its head and registered office is located at 7 St. Thomas Street, Suite 801, Toronto, Ontario, M5S 2B7. The outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the symbol “TCN”. On August 25, 2021, the last trading day prior to the date of this Prospectus, the closing price of the outstanding Common Shares on the TSX was C$15.56.

Owning the Securities may subject investors to tax consequences. This Prospectus and any applicable Prospectus Supplement may not describe the tax consequences fully. Prospective investors should read the tax discussion in any applicable Prospectus Supplement and consult with a tax advisor with respect to their own particular circumstances.

Each series or issue of Debt Securities, Warrants, Subscription Receipts or Units will be a new issue of securities with no established trading market. Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is no market through which these Securities may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities, and the extent of issuer regulation. See “Cautionary Note Regarding Forward–Looking Statements” and “Risk Factors”.

No underwriter, agent or dealer has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Any investment in Securities involves significant risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in Securities. See “Risk Factors”.

GENERAL MATTERS

In this Prospectus, unless the context otherwise requires, references to “Tricon” or the “Company” refer to Tricon Residential Inc. and its subsidiaries on a consolidated basis; “Common Shares” means the common shares in the capital of the Company; and “Shareholders” means holders of Common Shares.

References to U.S. dollars, “$” or “US$” are to U.S. currency and references to Canadian dollars or “C$” are to Canadian currency.

All capitalized terms referred to above are defined elsewhere in this Prospectus including, under “Glossary of Terms”.

References to “management” in this Prospectus means the persons acting in the capacities of the Company’s President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Chief Investment Officer, Chief Operating Officer and Chief Legal Officer. Any statements in this Prospectus or incorporated in this Prospectus by reference made by or on behalf of management are made in such persons’ capacities as officers of the Company and not in their personal capacities.

RELIANCE

A prospective investor should rely on the information contained in this Prospectus and in the documents incorporated by reference herein and is not entitled to rely on parts of the information contained in this Prospectus or documents incorporated by reference herein to the exclusion of others. The Company has not authorized anyone to provide investors with additional or different information. This Prospectus is not an offer to sell or a solicitation of an offer to buy the Securities in any jurisdiction where it is unlawful. The information contained in this Prospectus or in the documents incorporated by reference herein is accurate only as of the date of this Prospectus or the respective date of the applicable document incorporated by reference herein, regardless of the time of delivery of this Prospectus or of any sale of the Securities. The Company’s business, financial condition and results of operations may have changed since the date of this Prospectus. The Company does not undertake to update the information contained or incorporated by reference herein, except as required by the applicable securities laws.

Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, prospective investors should refer to the actual agreement for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Each time the Company sells Securities under this Prospectus, it will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.

CAUTIONARY NOTE REGARDING FORWARD–LOOKING STATEMENTS

This Prospectus, including the documents incorporated by reference herein, contains “forward-looking information” and “forward-looking statements” as defined under Canadian securities laws (collectively, “forward-looking information”) which reflect management’s expectations regarding objectives, plans, goals, strategies, future growth, results of operations, performance and business prospects and opportunities of the Company. The words “plans”, “expects”, “does not expect”, “goals”, “seek”, “strategy”, “future”, “estimates”, “intends”, “anticipates”, “does not anticipate”, “projected”, “believes” or variations of such words and phrases or statements to the effect that certain actions, events or results “may”, “will”, “could”, “would”, “should”, “might”, “likely”, “occur”, “be achieved” or “continue” and similar expressions identify forward-looking information. In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances.

Some of the specific forward-looking information in this Prospectus includes, but is not limited to, statements with respect to information regarding the Company’s financial position, business strategy, growth strategies, budgets, operations, financial results, taxes, dividend policy, plans, objectives and the impact of the novel coronavirus (“COVID-19”) pandemic on the foregoing. In addition, information regarding any intention of the Company to complete an offering, the listing of any Securities, the proposed use of proceeds thereof, the impact of COVID-19 on the business and the Company’s statements regarding the Company’s business and the environment in which it operates, is forward-looking information. Such forward-looking information is qualified in its entirety by the inherent risks, uncertainties and changes in circumstances surrounding future expectations which are difficult to predict and many of which are beyond the control of the Company, including that the transactions contemplated herein are completed.

Forward-looking information is necessarily based on a number of estimates and assumptions that, while considered reasonable by management of the Company as of the date of this Prospectus, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The Company’s estimates, beliefs and assumptions, which may prove to be incorrect, include the various assumptions set forth herein, including, but not limited to: (a) the Company’s future growth potential; (b) results of operations; (c) future prospects and opportunities; (d) demographic and industry trends remaining unchanged; (e) a stable workforce; (f) no change in legislative or regulatory matters; (g) future levels of indebtedness; (h) the tax laws as currently in effect; (i) the effectiveness of mitigation strategies undertaken with respect to COVID-19, and the severity, duration and impacts of the COVID-19 pandemic on the economy and the Company’s business, which is highly uncertain and cannot reasonably be predicted; (j) the continuing availability of capital; and (k) current economic conditions.

When relying on forward-looking information to make decisions, the Company cautions readers not to place undue reliance on these statements, as forward-looking information involves significant risks and uncertainties. Forward-looking information should not be read as a guarantee of future performance or results and will not necessarily be an accurate indication of whether or not the times at or by which such performance or results will be achieved. A number of factors could cause actual results to differ, possibly materially, from the results discussed in the forward-looking information, including, but not limited to: (a) a change in economic or real estate industry conditions; (b) competition in the real estate investment business; (c) availability of attractive investment opportunities; (d) long investment horizons; (e) changes in legislation and government regulation; (f) changes in tax legislation or policy; (g) the impact of the COVID-19 pandemic on an offering or the operations, business and financial results of the Company; and (h) such other factors referred to under “Risk Factors“ in this Prospectus and under similar headings contained in the Company’s filings with Securities Commissions or similar authorities in Canada, including the Annual Information Form, the Annual MD&A and the Interim MD&A (each, as defined herein).

If any risks or uncertainties with respect to the above materialize, or if the opinions, estimates or assumptions underlying the forward-looking information prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking information. The opinions, estimates or assumptions referred to above and described in greater detail under “Risk Factors” should be considered carefully by readers. Although management has attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other risk factors not presently known that management believes are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information.

Certain statements included in this Prospectus may be considered a “financial outlook” for purposes of applicable Canadian securities laws, and as such, the financial outlook may not be appropriate for purposes other than this

Prospectus. All forward-looking information is based only on information currently available to the Company and is made as of the date of this Prospectus. Except as expressly required by applicable Canadian securities law, the Company assumes no obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise. All forward-looking information in this Prospectus is qualified by these cautionary statements.

EXCHANGE RATE INFORMATION

The Company discloses certain financial information contained in this Prospectus in U.S. dollars. The following table sets forth, for the periods indicated, the high, low, average and period-end rates of exchange for US$1.0000, expressed in Canadian dollars, published by the Bank of Canada.

	Six months ended June 30 (C$)	Year ended December 31 (C$)
	2021	2020	2019
Highest rate during the period	1.2828	1.4496	1.3600
Lowest rate during the period	1.2040	1.2718	1.2988
Average rate for the period	1.2474	1.3415	1.3269
Rate at the end of the period	1.2394	1.2732	1.2988

On August 25, 2021, the daily average rate of exchange posted by the Bank of Canada for conversion of U.S. dollars into Canadian dollars was US$1.0000 equals C$1.2619.

NON-IFRS MEASURES

In this Prospectus, the Company uses certain non-IFRS financial measures, including certain real estate industry metrics, to measure, compare and explain the operating results and financial performance of the Company. These measures are commonly used by entities in the real estate industry as useful metrics for measuring performance. However, they do not have any standardized meaning prescribed by IFRS and are not necessarily comparable to similar measures presented by other publicly traded entities. These measures should be considered as supplemental in nature and not as a substitute for related financial information prepared in accordance with IFRS.

The Company’s non-IFRS and key performance measures include: net operating income (“NOI”), funds from operations (“FFO”), core funds from operations (“Core FFO”), adjusted funds from operations (“AFFO”), Core FFO per share, AFFO per share, Core FFO payout ratio and AFFO payout ratio, assets under management, NOI margin, occupancy rate, annualized turnover rate, average monthly rent, average rent growth, development yield, and total fee revenue. The Company has provided the required disclosure regarding these non-IFRS measures and key performance indicators in documents filed by the Company with Securities Commissions or similar authorities in Canada, including the Annual Information Form, the Annual MD&A and the Interim MD&A incorporated by reference in this Prospectus as set forth under the heading “Documents Incorporated by Reference”.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with Securities Commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the from the office of the Corporate Secretary of Tricon at 7 St. Thomas Street, Suite 801, Toronto, Ontario, M5S 2B7, by telephone at (416) 925-7228, or electronically on SEDAR at www.sedar.com.

Except to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference in this Prospectus, the following documents, filed by the Company with the Securities Commissions or similar authorities in the provinces and territories of Canada, are specifically incorporated by reference into and form an integral part of this Prospectus:

(a)

the audited consolidated annual financial statements of the Company for the years ended December 31, 2020 and 2019, together with the notes thereto and the auditors’ report thereon (the “Annual Financial Statements”);

(b)	the annual management’s discussion and analysis of the results of operations and financial condition of the Company for the years ended December 31, 2020 and 2019 (the “Annual MD&A”);

(c)

the unaudited condensed consolidated interim financial statements of the Company for the three and six months ended June 30, 2021 and 2020, together with the notes thereto (the “Interim Financial Statements”);

(d)	the interim management’s discussion and analysis of the results of operations and financial condition of the Company for the three and six months ended June 30, 2021 and 2020 (the “Interim MD&A”);

(e)	the annual information form of the Company dated March 2, 2021 for the year ended December 31, 2020 (the “Annual Information Form”);

(f)	the management information circular of the Company dated May 11, 2021 in respect of the annual and special meeting of Shareholders held on June 23, 2021 (the “Management Information Circular”);

(g)	the material change report of the Company dated May 25, 2021 in respect of the announcement of the public offering of Common Shares by the Company on May 18, 2021;

(h)	the material change report of the Company dated July 30, 2021 in respect of the announcement of the intended redemption by the Company of its 2022 Debentures; and

(i)	appendix A of the short form prospectus of the Company dated June 2, 2021.

Any documents of the type described in Item 11 of Form 44-101F1 – Short Form Prospectus Distributions which are filed by the Company with the Securities Commissions or similar authorities in the provinces and territories of Canada subsequent to the date of this Prospectus and prior to the termination of this distribution shall be deemed to be incorporated by reference in this Prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that was required to be stated or that was necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Upon a new annual information form and consolidated annual financial statements being filed by the Company with the Securities Commissions or similar authorities in Canada during the period that this Prospectus is effective, the previous annual information form, the previous consolidated annual financial statements and all consolidated interim financial statements and, in each case, the accompanying management’s discussion and analysis and material change reports filed prior to the commencement of the financial year of the Company in which the new annual information form is filed shall be deemed to no longer be incorporated into this Prospectus for purpose of future offers and sales of Securities under this Prospectus. Upon consolidated interim financial statements and the accompanying management’s discussion and analysis being filed by the Company with the Securities Commissions or similar authorities in Canada during the period that this Prospectus is effective, all consolidated interim financial statements and the accompanying management’s discussion and analysis filed prior to such new consolidated interim financial statements and management’s discussion and analysis shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of Shareholders being filed by the Company with the Securities Commissions or similar authorities in Canada during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of Shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

A Prospectus Supplement containing the specific variable terms in respect of an offering of the Securities will be delivered to purchasers of such Securities together with this Prospectus, unless an exemption from the prospectus delivery requirements has been granted or is otherwise available, and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement only for the purposes of the offering of the Securities covered by such Prospectus Supplement.

SUMMARY DESCRIPTION OF THE BUSINESS OF THE COMPANY

Tricon is a residential real estate company primarily focused on owning and operating rental housing in the United States and Canada. The Company is governed by the Business Corporations Act (Ontario). The Company’s head and registered office is located at 7 St. Thomas Street, Suite 801, Toronto, Ontario, M5S 2B7.

Since the Company’s initial public offering in 2010, Tricon has evolved from an asset manager focused on investing in “for-sale” housing development to a growth-oriented rental housing company with a comprehensive technology-enabled operating platform. Tricon currently owns and operates approximately 33,000 single-family rental homes and multi-family rental units in 22 markets across the United States and Canada. About 95% of the Company’s real estate assets are stabilized rental housing assets, and the remaining 5% or less are invested in residential development projects.

Through its fully integrated operating platform, the Company earns rental income and ancillary revenue from single-family and multi-family rental properties as well as fees from managing third-party capital co-invested in its real estate assets.

Rental Housing Strategy

Tricon’s U.S. rental strategy, in both single-family and multi-family rental, is focused on select geographic markets in the U.S. Sun Belt and targets the “middle-market” resident demographic. The middle-market demographic consists of over seven million working-class U.S. renter households (source: U.S. Census Bureau). The Company defines the middle-market cohort as those households earning between US$70,000 and US$110,000 per year and with monthly rental payments of US$1,300 to US$2,100. These rent levels typically represent approximately 20–25% of household income, which provides each household with a meaningful cushion to continue paying rent in times of economic hardship and when experiencing a decline in income. Conversely, Tricon has the flexibility to increase rents and defray higher operating costs in a stronger economic environment without significantly impacting its residents’ financial well-being. Focusing on qualified middle-market families who are likely to be long-term residents is expected to result in lower turnover rates, thereby reducing turn costs and providing stable cash flows for the Company.

Single-Family Rental

Tricon owns and operates one of the largest portfolios of single-family rental homes in the U.S. Sun Belt, with approximately 25,000 homes in 19 markets across ten states. Tricon offers middle-market families the convenience of renting a high-quality, renovated home without costly overhead expenses such as maintenance and property taxes, and with a focus on superior customer service.

Since entering the single-family rental business in 2012, Tricon has built a technology-enabled platform to support its growth and manage its properties efficiently. The Company’s proprietary technology automates home acquisitions, leasing activities (such as virtual tours and/or self-showings), resident underwriting, revenue management, call centre services, repairs and maintenance and workflow management, among other activities. Management believes that the Company has a significant competitive advantage arising from its technology-enabled property management platform that is difficult to replicate yet highly scalable, and it intends to apply these capabilities across both its single-family and multi-family rental portfolios.

Multi-Family Rental

In the U.S., Tricon owns a portfolio of high-quality, affordably priced suburban garden-style apartments primarily in the U.S. Sun Belt, comprised of 23 properties totalling 7,289 suites in 13 major markets. Subsequent to the second quarter of 2021, the Company assumed property management responsibilities for the majority of its U.S. multi-family properties and plans to complete the full internalization of the property management function for the entire portfolio by the end of the third quarter of 2021. This internalization is expected to produce additional synergies by leveraging Tricon’s existing technology, infrastructure and centralized property management functions. On March 31, 2021, the Company completed a recapitalization transaction whereby two leading global institutional investors acquired a combined 80% interest in the existing portfolio, with Tricon retaining a 20% interest. Tricon’s long-term strategy is to continue to grow this business and drive operating synergies through incremental scale.

Residential Development

In its residential development business, Tricon develops new residential real estate properties, predominantly rental housing intended for long-term ownership. Such developments include (a) Class A multi-family rental apartments in Canada; (b) its recently launched strategy to develop “build-to-rent” single-family rental communities in the U.S.; and (c) legacy land development and homebuilding projects predominantly in the U.S.

The Company’s build-to-rent strategy, which is focused on developing a portfolio of well-designed, dedicated single-family home rental communities, commenced in the third quarter of 2019, following the establishment of a joint venture arrangement with an institutional investor. Such developments, which typically include a cluster of rental homes with shared amenities, combine the privacy and convenience of single-family rental living with the community experience of the multi-family rental model. This strategy leverages the Company’s complementary expertise in land development, homebuilding, and single-family rental and multi-family rental property management.

Private Funds and Advisory

Through its private funds and advisory business, Tricon earns fees from managing third-party capital co-invested in its real estate assets through commingled funds, separate accounts and joint ventures. Activities of this business include asset management of third-party capital, development management and related advisory services, and property management of rental properties.

Consistent with the Company’s past practices and in the normal course of business, the Company is continuously engaged in discussions with respect to possible acquisitions of and investments in new assets and businesses, dispositions of existing assets, including those contemplated as a part of the Company’s recently announced investment vehicle formation initiatives, and related financings and refinancings. There can be no assurance that any of these discussions will result in a definitive agreement, and, if they do, what the terms or timing of any acquisition, investment, disposition, financing or refinancing would be, if consummated. The Company expects to continue current discussions and actively pursue acquisition, investment, disposition, financing and refinancing opportunities, which currently, or may from time to time, involve entering into purchase and sale agreements that are subject to various conditions, including due diligence. As of the date hereof, there are no significant probable acquisitions identified by the Company, whereby financial statements would be required to be included in this Prospectus in order for this Prospectus to contain full, true and plain disclosure.

RECENT DEVELOPMENTS

There have been no material developments in the business of the Company since June 30, 2021, the date of the Company’s most recent Interim Financial Statements, that have not been disclosed in this Prospectus or the documents incorporated by reference herein.

CONSOLIDATED CAPITALIZATION OF THE COMPANY

Since June 30, 2021, being the date of the Company’s most recently completed Interim Financial Statements, there have been no material changes in the capitalization of the Company.

The following table sets forth the consolidated capitalization of the Company as at June 30, 2021. The table should be read in conjunction with the Interim Financial Statements and notes thereto incorporated by reference in this Prospectus.

	June 30, 2021 (unaudited)
	(C$000s – except Common Shares)(1)
Indebtedness
Credit Facilities and Other Indebtedness	C$	4,056,645
2022 Debentures	C$	207,616
Due to Affiliate(2)	C$	314,751
Equity	C$	2,482,821
Common Shares		209,618,719
(Authorized – unlimited; Issued – 209,618,719)

Total Capitalization	C$	7,061,833

Notes:

(1)	On June 30, 2021, the daily average rate of exchange posted by the Bank of Canada for conversion of U.S. dollars into Canadian dollars was US$1.0000 equals C$1.2394.
(2)	Intercompany indebtedness owing to Tricon PIPE LLC, an affiliate of the Company, in connection with the issuance of exchangeable preferred units of Tricon PIPE LLC on September 3, 2020.

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

USE OF PROCEEDS

The use of proceeds from the issue and sale of specific Securities pursuant to this Prospectus will be described in the Prospectus Supplement relating to the issuance and sale of such Securities. The Company will not receive any proceeds from any sale of any Securities by selling securityholders.

PARTICIPATION RIGHT

Pursuant to the investor rights agreement dated September 3, 2020 entered into by and among the Company, Tricon PIPE LLC and BREIT (the “Investor Rights Agreement”), so long as (a) BREIT and its affiliates beneficially own or control at least 35% of the preferred units in Tricon PIPE LLC, which preferred units are exchangeable for Common Shares, originally purchased on September 3, 2020; or (b) BREIT’s and its affiliates’ as-exchanged ownership in the Company is at least 5.0%, then Blackstone has the right to maintain its as-exchanged ownership interest in the Company immediately prior to an offering by participating in certain equity financings of the Company, including any offering under this Prospectus.

Pursuant to the Investor Rights Agreement, BREIT also has certain demand and piggyback registration rights in respect of the sale of its securities of the Company, including pursuant to a Prospectus Supplement to this Prospectus as a selling securityholder.

PLAN OF DISTRIBUTION

The Company and/or any selling securityholder may from time to time during the 25-month period that this Prospectus, including any amendments hereto, remains valid, offer for sale and issue up to an aggregate of C$1,500,000,000 in Securities hereunder. The Company and/or any selling securityholders may offer and sell the Securities to or through underwriters, agents, or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions.

The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company and/or any selling securityholder in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price, the proceeds that the Company and/or any selling securityholder will receive and any other material terms of the plan of distribution. Any initial offering price and discounts, concessions or commissions allowed or re-allowed or paid to dealers may be changed from time to time.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102 – Shelf Distributions (“NI 44-102”), including sales made directly on the TSX or other existing trading markets for the Securities. Only the Company, and not a selling securityholder, may sell Securities in an “at-the-market distribution. Any such transactions that are deemed “at-the-market-distributions” will be subject to regulatory approval. No underwriter, dealer or agent, no affiliate of such an underwriter, dealer or agent and no person acting jointly or in concert with such an underwriter, dealer or agent involved in an “at-the-market distribution” will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation, including in the form of underwriters’, dealers’ or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and any such compensation received by them from the Company and/or any selling securityholder and any profit on the resale of the Securities by them may be deemed to be underwriting commissions. In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities and other than in relation to an “at-the-market” distribution, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix, stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Company and/or any selling securityholders, to indemnification by the Company and/or any selling securityholders against certain liabilities, including liabilities under Canadian securities legislation or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company and/or any selling securityholders in the ordinary course of business.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and the applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”.

EARNINGS COVERAGE RATIOS

Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement with respect to the issuance of Debt Securities pursuant to this Prospectus.

DESCRIPTION OF THE SECURITIES

The following is a brief summary of certain general terms and provisions of the Securities as at the date of this Prospectus. The summary does not purport to be complete and is indicative only. The specific terms of any Securities to be offered under this Prospectus, and the extent to which the general terms described in this Prospectus apply to such Securities, will be set forth in the applicable Prospectus Supplement. Moreover, a Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus. The Securities will not include any novel derivatives or asset-backed securities as discussed under Part 4 of NI 44-102.

Common Shares

The Company is authorized to issue an unlimited number of Common Shares. Shareholders are entitled to receive notice of and to attend and vote at all meetings of Shareholders of the Company, except meetings of holders of another class of shares. Each Common Share entitles the holder thereof to one vote. No Common Share has any preference or priority over another Common Share.

Subject to the preferences accorded to holders of any other securities of the Company or a subsidiary ranking senior to the Common Shares from time to time with respect to the payment of dividends, holders of Common Shares are entitled to receive, if, as and when declared by the Board of Directors, such dividends as may be declared thereon by the Board of Directors from time to time in equal amounts per share on the Common Shares at the time outstanding, without preference or priority.

In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Company, or any other distribution of its assets among its Shareholders for the purpose of winding-up its affairs, Shareholders are entitled, after payment of debts and other liabilities, in each case subject to the preferences accorded to the holders of any other securities of the Company or a subsidiary ranking senior to the Common Shares from time to time with respect to payment on such a distribution, to share equally, share for share, in the remaining property of the Company.

Debt Securities

The Company may issue Debt Securities in one or more series under an indenture (each, an “Indenture”), to be entered into between the Company and a trustee. The following description sets forth certain general material terms and provisions of the Debt Securities. If Debt Securities are issued, the Company will describe in the applicable Prospectus Supplement the particular material terms and provisions of any series of the Debt Securities and a description of how the general material terms and provisions described below may apply to that series of the Debt Securities. Prospective investors should read both the Prospectus and the Prospectus Supplement for a complete summary of all material terms relating to a particular series of Debt Securities. Prospective investors should be aware that information in the applicable Prospectus Supplement may update, amend and supersede the following information regarding the general material terms and provisions of the Debt Securities. Prospective investors also should refer to the Indenture, as it may be supplemented, for a complete description of all terms relating to the Debt Securities. The Company will file the final Indenture for any offering of Debt Securities on SEDAR.

The Company may issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus. The Debt Securities will be direct obligations of the Company and may be guaranteed by an affiliate or associate of the Company. The Debt Securities may be senior or subordinated indebtedness of the Company and may be secured or unsecured, all as described in the relevant Prospectus Supplement. In the event of insolvency or winding up of the Company, the subordinated indebtedness of the Company, including the subordinated Debt Securities, will be subordinate in right of payment to the prior payment in full of all other liabilities of the Company (including senior indebtedness), except those which by their terms rank equally in right of payment with or are subordinate to such subordinated indebtedness.

Each Indenture may provide that Debt Securities may be issued thereunder up to the aggregate principal amount, which may be authorized from to time by the Company.

The applicable Prospectus Supplement for any series of Debt Securities that the Company offers will describe the specific terms of the Debt Securities and may include, but is not limited to, any of the following (where applicable):

(a)	the title of the Debt Securities;

(b)	the aggregate principal amount and percentage of the principal amount at which such Debt Securities will be issued;

(c)	the trustee of the Debt Securities under the Indenture pursuant to which the Debt Securities are to be issued;

(d)

any limit on the aggregate principal amount of the Debt Securities and, if no limit is specified, the Company will have the right to re-open such series for the issuance of additional Debt Securities from time to time;

(e)	the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations;

(f)	whether payment of the Debt Securities will be guaranteed by any other person;

(g)

whether or not the Debt Securities will be secured or unsecured, and the terms of any secured debt including a general description of the collateral and of the material terms of any related security, pledge or other agreement;

(h)	the date or dates, or the method by which such date or dates will be determined or extended, on which the principal (and premium, if any) of the Debt Securities of the series is payable;

(i)

the rate or rates (whether fixed or variable) at which the Debt Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, whether such interest shall be payable in cash or additional Debt Securities of the same series or shall accrue and increase the aggregate principal amount outstanding of such series, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined;

(j)

the place or places where the Company will pay principal, premium and interest, if any, and the place or places where Debt Securities can be presented for registration of transfer, exchange or conversion;

(k)

whether and under what circumstances the Company will be required to pay any additional amounts for withholding or deduction for taxes with respect to the Debt Securities, and whether and on what terms the Company will have the option to redeem the Debt Securities rather than pay the additional amounts;

(l)

whether the Company will be obligated to redeem, repay or repurchase the Debt Securities pursuant to any sinking or other provision, or at the option of a holder, and the terms and conditions of such redemption, repayment or repurchase;

(m)	whether the Company may redeem the Debt Securities, in whole or in part, prior to maturity and the terms and conditions of any such redemption;

(n)

the denominations in which the Company will issue any registered Debt Securities, if other than denominations of $2,000 and any multiple of $1,000 and, if other than denominations of $5,000, the denominations in which any unregistered Debt Security shall be issuable;

(o)	whether the Company will make payments on the Debt Securities in a currency other than Canadian dollars;

(p)	whether payments on the Debt Securities will be payable with reference to any index, formula or other method;

(q)	whether the Debt Securities will be listed on any securities exchange;

(r)	whether the Company will issue the Debt Securities as global securities and, if so, the identity of the depositary for the global securities;

(s)	whether the Company will issue the Debt Securities as unregistered securities, registered securities or both;

(t)

any changes or additions to, or deletions of, events of default or covenants, whether or not such events of default or covenants are consistent with the events of default or covenants in the Indenture;

(u)	whether the holders of any series of Debt Securities have special rights if specified events occur;

(v)	the terms, if any, for any conversion or exchange of the Debt Securities for any other securities of the Company;

(w)	provisions as to modification, amendment or variation of any rights or terms attaching to the Debt Securities;

(x)	certain material tax consequences of owning the Debt Securities; and

(y)	any other material terms and conditions of the Debt Securities.

Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary. A Prospectus Supplement may include specific variable terms pertaining to the Debt Securities that are not within the alternatives and parameters described in this Prospectus.

Subscription Receipts

Subscription Receipts may be issued under a subscription receipt agreement. Subscription Receipts may be offered separately or together with other Securities, as the case may be. The applicable Prospectus Supplement will include details of the subscription receipt agreement, if any, governing the Subscription Receipts being offered. The Company will file a copy of any subscription receipt agreement relating to an offering of Subscription Receipts on SEDAR.

The applicable Prospectus Supplement will describe the specific terms of the Subscription Receipts and may include, but is not limited to, any the following (where applicable):

(a)	the aggregate number of Subscription Receipts offered;

(b)	the price (including whether the price is payable in installments) at which the Subscription Receipts will be offered;

(c)	the manner of determining the offering price(s) of the Subscription Receipts;

(d)	the terms, conditions and procedures for the conversion of the Subscription Receipts into other securities of the Company;

(e)	the dates or periods during which the Subscription Receipts are convertible into other securities of the Company;

(f)	if applicable, the identity of the Subscription Receipt agent;

(g)	the designation, number and terms of the other securities of the Company that may be exchanged upon conversion of each Subscription Receipt;

(h)	the designation, number and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

(i)	whether the Subscription Receipts will be listed on any securities exchange;

(j)

whether such Subscription Receipts are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

(k)	certain material tax consequences of owning the Subscription Receipts; and

(l)	any other material terms and conditions of the Subscription Receipts.

Warrants

Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Company and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone certificates. Warrants may be offered separately or together with other Securities, as the case may be. The applicable Prospectus Supplement will include details of the warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The Company will file any warrant indenture or any warrant agency agreement relating to an offering of Warrants on SEDAR.

The applicable Prospectus Supplement will describe the specific terms of the Warrants and may include, but is not limited to, any the following (where applicable):

(a)	the designation of the Warrants;

(b)	the aggregate number of Warrants offered and the offering price;

(c)	the designation, number and terms of the other securities of the Company purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

(d)	the exercise price of the Warrants;

(e)	the dates or periods during which the Warrants are exercisable including any “early termination” provisions;

(f)	if applicable, the identity of the Warrant agent;

(g)	the designation, number and terms of any Securities with which the Warrants are issued;

(h)	if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

(i)	whether the Warrants will be listed on any securities exchange;

(j)

whether such Warrants are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

(k)	any minimum or maximum amount of Warrants that may be exercised at any one time;

(l)	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

(m)	certain material tax consequences of owning the Warrants; and

(n)	any other material terms and conditions of the Warrants.

Units

Units may be offered separately or together with other Securities, as the case may be. The applicable Prospectus Supplement will describe the specific terms of the Units and Securities and may include, but is not limited to, any the following (where applicable):

(a)	the aggregate number of Units offered;

(b)	the price at which the Units will be offered;

(c)	the manner of determining the offering price(s) of the Units;

(d)	the designation, number and terms of the Securities comprising the Units;

(e)	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

(f)	terms applicable to the gross or net proceeds from the sale of the Units plus any interest earned thereon;

(g)	the date on and after which the Securities comprising the Units will be separately transferable;

(h)	whether the Securities comprising the Units will be listed on any securities exchange;

(i)

whether such Units or the Securities comprising the Units are to be issued in registered form, “book-entry only” form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

(j)	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Units;

(k)	certain material tax consequences of owning the Units; and

(l)	any other material terms and conditions of the Units.

PRIOR SALES

Information regarding prior sales of Securities will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

SELLING SECURITYHOLDERS

Securities may be sold under this Prospectus by way of secondary offering by or for the account of certain of the Company’s securityholders. The terms under which the Securities will be offered by selling securityholders will be described in the applicable Prospectus Supplement. The Prospectus Supplement for or including any offering of the Securities by selling securityholders will include (where applicable):

(a)	the names of the selling securityholders;

(b)	the number or amount of Securities owned, controlled or directed of the class being distributed by each selling securityholder;

(c)	the number or amount of Securities of the class being distributed for the account of each selling securityholder;

(d)

the number or amount of Securities of any class to be owned, controlled or directed by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of the Company’s outstanding Securities;

(e)	whether the Securities are owned by the selling securityholders both of record and beneficially, of record only, or beneficially only;

(f)

if a selling securityholder purchased any of the Securities held by it in the 24 months preceding the date of the applicable Prospectus Supplement, the date or dates the selling securityholder acquired the Securities; and

(g)

if a selling securityholder acquired the Securities held by it in the 12 months preceding the date of the applicable Prospectus Supplement, the cost thereof to the selling securityholder in the aggregate and on an average per security basis.

PRICE RANGE AND TRADING VOLUME OF COMMON SHARES

Information regarding trading price and volume of the Securities will be provided as required for all of the Company’s issued and outstanding Securities that are listed on any securities exchange, as applicable, in each Prospectus Supplement.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain income tax consequences to an investor acquiring any Securities offered thereunder, including, for investors who are non-residents of Canada, whether the payments of principal, interest or distributions, if any, on the Securities will be subject to Canadian non-resident withholding tax. Prospective investors should consult their own tax advisers prior to deciding to purchase any of the Securities.

RISK FACTORS

Before deciding to invest in any Securities, prospective investors of the Securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement relating to a specific offering of Securities before purchasing the Securities, including those risks identified and discussed under the heading “Risk Factors” in the Annual Information Form, which is incorporated by reference herein. See “Documents Incorporated by Reference”.

An investment in the Securities offered hereunder is speculative and involves a high degree of risk. Additional risks and uncertainties, including those that the Company is unaware of or that are currently deemed immaterial, may also become important factors that affect the Company and its business. If any such risks actually occur, the Company’s business, financial condition and results of operations could be materially adversely affected. Prospective investors should carefully consider the risks below and in the Annual Information Form and the other information elsewhere in this Prospectus, including the documents incorporated by reference herein, and the applicable Prospectus Supplement and consult with their professional advisers to assess any investment in the Company.

There is no guarantee that the Securities will earn any positive return in the short term or long term.

A holding of Securities is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Securities is appropriate only for holders who have the capacity to absorb a loss of some or all of their holdings.

Management of the Company will have broad discretion with respect to the application of net proceeds received by the Company from the sale of Securities under this Prospectus and a future Prospectus Supplement.

Management of the Company may spend net proceeds received by the Company from a sale of Securities in ways that do not improve the Company’s results of operations or enhance the value of the Common Shares or its other securities issued and outstanding from time to time. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company’s business or cause the price of the securities of the Company issued and outstanding from time to time to decline.

The Company may sell additional Common Shares or other Securities that are convertible or exchangeable into Common Shares in subsequent offerings or may issue additional Common Shares or other Securities to finance future acquisitions.

The Company cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances will have on the market price of the Common Shares. Sales or issuances of substantial numbers of Common Shares or other Securities that are convertible or exchangeable into Common Shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the Common Shares. With any additional sale or issuance of Common Shares or other Securities that are convertible or exchangeable into Common Shares, investors will suffer dilution to their voting power and economic interest in the Company. Furthermore, to the extent holders of the Company’s stock options or other convertible securities convert or exercise their securities and sell the Common Shares they receive, the trading price of the Common Shares may decrease due to the additional amount of Common Shares available in the market.

The market price for the Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Company’s control. The factors which may contribute to market price fluctuations of the Common Shares include the following:

(a)	actual or anticipated fluctuations in the Company’s quarterly results of operations;

(b)	recommendations by securities research analysts;

(c)	changes in the economic performance or market valuations of companies in the industry in which the Company operates;

(d)	addition or departure of the Company’s executive officers and other key personnel;

(e)	sales or perceived sales of additional Common Shares;

(f)	operating and financial performance that vary from the expectations of management, securities analysts and investors;

(g)	regulatory changes affecting the Company’s industry generally and its business and operations;

(h)	announcements of developments and other material events by the Company or its competitors;

(i)	fluctuations to the costs of vital production materials and services;

(j)	changes in global financial markets and global economies and general market conditions, such as interest rates;

(k)	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving the Company or its competitors;

(l)	operating and share price performance of other companies that investors deem comparable to the Company or from a lack of market comparable companies; and

(m)	news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in the Company’s industry or target markets.

There is currently no market through which the Securities, other than the Common Shares, may be sold.

Purchasers may not be able to resell the Debt Securities, Warrants, Subscription Receipts or Units purchased under this Prospectus and any Prospectus Supplement. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Securities, other than the Common Shares, will develop or, if developed, that any such market, including for the Common Shares, will be sustained. The public offering prices of the Securities may be determined by negotiation between the Company and underwriters based on several factors and may bear no relationship to the prices at which the Securities will trade in the public market subsequent to such offering. See “Plan of Distribution”.

Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Common Shares on the trading markets, or that the Company will continue to meet the listing requirements of the TSX or any other public stock exchange.

The Debt Securities may be unsecured and may rank equally in right of payment with all of the Company’s other future unsecured debt.

The Debt Securities may be unsecured. Any unsecured Debt Securities will rank equally in right of payment with all of the Company’s other existing and future unsecured debt. The Debt Securities may be effectively subordinated to all of the Company’s existing and future secured debt to the extent of the assets securing such debt. If the Company is involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including the Debt Securities. In that event, a holder of Debt Securities may not be able to recover any principal or interest due to it under the Debt Securities.

In addition, the collateral, if any, and all proceeds therefrom, securing any Debt Securities may be subject to higher priority liens in favor of other lenders and other secured parties which may mean that, at any time that any obligations that are secured by higher ranking liens remain outstanding, actions that may be taken in respect of the collateral (including the ability to commence enforcement proceedings against the collateral and to control the conduct of such proceedings) may be at the direction of the holders of such indebtedness.

There is no assurance that any credit rating assigned to Securities issued hereunder will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency. A lowering or withdrawal of such rating may have an adverse effect on the market value of the Securities.

COVID-19 may have a material adverse effect on the business, financial condition and results of operations of the Company.

A local, regional, national or international outbreak of a contagious disease, including, but not limited to, the ongoing COVID-19 pandemic or any mutations or escalations thereof, could result in, or continue to result in, a general or acute decline in economic activity in the regions the Company operates in, a decrease in the willingness of the general population to travel, staff shortages, reduced tenant traffic, inability of tenants to pay rent, mobility restrictions and other quarantine measures, supply shortages, increased government regulation, and the quarantine or contamination of one or more of the Company’s properties. Contagion in one of the Company’s buildings or a market in which the Company operates could adversely affect the ability of tenants to meet their payment obligations to the Company or disrupt supply chains and transactional activities that are important to the Company’s operations and development activities, and consequently, could negatively impact the Company’s occupancy, its reputation or attractiveness of that market generally.

The length of the COVID-19 pandemic and severity of such outbreak across the globe is currently unknown, may worsen, may continue to cause general economic uncertainty in key global markets and a worsening of global economic conditions and may cause low levels of economic growth. The pace of recovery following the COVID-19 pandemic cannot be accurately predicted and may be slow.

All of the foregoing occurrences may have a material adverse effect on the business, financial condition and results of operations of the Company, and accordingly, the trading price of the Common Shares or other Securities.

INTERESTS OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

Other than as disclosed in this Prospectus and as disclosed in the Annual Information Form and in the notes to the Interim Financial Statements incorporated by reference herein, there are no material interests, direct or indirect, of the Directors or officers of the Company, any Shareholder that beneficially owns more than 10% of the Common Shares or any associate or affiliate of any of the foregoing persons in any transaction within the last three years or any proposed transaction that has materially affected or would materially affect the Company or any of its subsidiaries.

LEGAL MATTERS AND INTERESTS OF EXPERTS

Unless otherwise specified in the Prospectus Supplement relating to an offering and sale of Securities, certain legal matters relating to such offering and sale of Securities will be passed upon on behalf of the Company by

Goodmans LLP with respect to matters of Canadian law, and by counsel to be designated at the time of such offering and sale by the Company with respect to matters of United States or other foreign law, if applicable. In addition, certain legal matters in connection with an offering and sale of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of such offering and sale by such underwriters, dealers or agents with respect to matters of Canadian and, if applicable, United States or other foreign law. As at the date hereof, the partners and associates of Goodmans LLP, as a group, own less than 1% of the outstanding securities of the Company.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The Company’s auditors are PricewaterhouseCoopers LLP, Chartered Professional Accountants, Licensed Public Accountants. PricewaterhouseCoopers LLP has advised the Company that it is independent in accordance with the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario.

The transfer agent and registrar for the Common Shares is TSX Trust Company at its principal office located in Toronto, Ontario.

GLOSSARY OF TERMS

In this Prospectus, the following terms will have the meanings set forth below, unless otherwise indicated. Words importing the singular include the plural and vice versa and words importing any gender include all genders:

“2022 Debentures” means the 5.75% extendible convertible unsecured subordinated debentures of Tricon issued on March 17, 2017;

“affiliate” has the meaning ascribed thereto in the Securities Act (Ontario);

“AFFO” has the meaning ascribed thereto under “Non-IFRS Measures”;

“Annual Financial Statements” has the meaning ascribed thereto under “Documents Incorporated by Reference”;

“Annual Information Form” has the meaning ascribed thereto under “Documents Incorporated by Reference”;

“Annual MD&A” has the meaning ascribed thereto under “Documents Incorporated by Reference”;

“Board of Directors” means the board of directors of the Company from time to time;

“BREIT” means Blackstone Real Estate Income Trust, Inc.;

“CDS” has the meaning ascribed thereto on the cover page of this Prospectus;

“Common Shares” means common shares in the capital of the Company;

“Company” means Tricon Residential Inc.;

“Core FFO” has the meaning ascribed thereto under “Non-IFRS Measures”;

“COVID-19” has the meaning ascribed thereto under “Cautionary Note Regarding Forward–Looking Statements”;

“Directors” means the directors of the Company from time to time;

“FFO” has the meaning ascribed thereto under “Non-IFRS Measures”;

“IFRS” means International Financial Reporting Standards;

“Indenture” has the meaning ascribed thereto under “Description of the Securities – Debt Securities”;

“Interim Financial Statements” has the meaning ascribed thereto under “Documents Incorporated by Reference”;

“Interim MD&A” has the meaning ascribed thereto under “Documents Incorporated by Reference”;

“Investor Rights Agreement” has the meaning ascribed thereto under “Participation Right”;

“Management Information Circular” has the meaning ascribed thereto under “Documents Incorporated by Reference”;

“NI 44-102” has the meaning ascribed thereto under “Plan of Distribution”;

“NOI” has the meaning ascribed thereto under “Non-IFRS Measures”;

“Prospectus” means this short form base shelf prospectus of the Company;

“Securities Act” has the meaning ascribed thereto under “Purchasers’ Contractual Rights”;

“Securities Commissions” means each securities commission or securities regulatory authority in the provinces and territories of Canada in which the Company is a reporting issuer;

“SEDAR” means the System for Electronic Document Analysis and Retrieval;

“Shareholder” means a holder of Common Shares;

“subsidiary” has the meaning ascribed thereto in Ontario Securities Commission Rule 45-501 — Ontario Prospectus and Registration Exemptions;

“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder, as amended;

“Tricon” means Tricon Residential Inc.;

“TSX” has the meaning ascribed thereto on the cover page of this Prospectus;

“U.S. Securities Act” has the meaning ascribed thereto on the cover page of this Prospectus.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED

TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Business Corporations Act (Ontario) (the “OBCA”), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an “individual”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Registrant shall not indemnify the individual unless the individual had reasonable grounds for believing that his or her conduct was lawful. The Registrant may advance money to an individual in relation to the foregoing matters, but the individual shall repay the money if the individual does not fulfill the conditions set out in (i) and (ii) above.

Further, the Registrant may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Registrant or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions in (i) and (ii) above. Such individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Registrant or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.

The by-laws of the Registrant provide that, subject to the OBCA, the Registrant shall indemnify the directors and officers of the Registrant, former directors or officers of the Registrant, any person who acts or has acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor (or an individual who undertakes or has undertaken any liability on behalf of the Registrant or any such body corporate), and that individual’s heirs and legal representatives (each an “Indemnified Person”) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such Indemnified Person in respect of any civil, criminal, or administrative action or proceeding to which such Indemnified Person is made party by reason of being or having been a director or officer of the Registrant or body corporate, provided that (i) such Indemnified Person acted honestly and in good faith with a view to the best interests of the Registrant; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such Indemnified Person had reasonable grounds for believing that its conduct was lawful.

The Registrant maintains directors’ and officers’ liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the OBCA.

Underwriters, dealers or agents who participate in a distribution of securities registered hereunder may be entitled under agreements to be entered into with the Registrant to indemnification by the Registrant against

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certain liabilities, including liabilities under the Securities Act of 1933, as amended, and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

* * *

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

The exhibits listed in the exhibit index, appearing elsewhere in this Registration Statement, have been filed as part of this Registration Statement.

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PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

A written Appointment of Agent for Service of Process and Undertaking on Form F-X for the Registrant and its agent for service of process was filed concurrently with the initial filing of this Registration Statement.

Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement on Form F-10.

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EXHIBIT INDEX

Exhibit Number	Description

4.1*	Annual information form of the Registrant dated March 2, 2021 for the year ended December 31, 2020.

4.2*	Audited consolidated financial statements of the Registrant as at and for the years ended December 31, 2020 and 2019, together with the notes thereto and the Independent Auditor’s Report thereon (as re-filed on October 5, 2021 with the securities commissions or similar regulatory authorities in the provinces and territories of Canada to refer to IFRS as issued by the International Accounting Standards Board).

4.3*	Management’s discussion and analysis of the results of operations and financial of the Registrant for the years ended December 31, 2020 and 2019.

4.4*	Unaudited condensed consolidated interim financial statements of the Registrant as at June 30, 2021 and for the three and six months ended June 30, 2021 and 2020, together with the notes thereto.

4.5*	Interim management’s discussion and analysis of the results of operations and financial condition of the Registrant for the three and six months ended June 30, 2021 and 2020.

4.6*	Management information circular of the Registrant dated May 11, 2021 in respect of the annual and special meeting of the Registrant’s shareholders held on June 23, 2021.

4.7*	Material change report of the Registrant dated July 30, 2021 in respect of the announcement of the intended redemption by the Registrant of its 5.75% extendible convertible unsecured subordinated debentures issued on March 17, 2017.

4.8*	Material change report of the Registrant dated May 25, 2021 in respect of the announcement of the public offering of Common Shares by the Registrant on May 18, 2021.

5.1	Consent of PricewaterhouseCoopers LLP.

5.2*	Consent of Goodmans LLP.

5.3*	Consent of Blake, Cassels & Graydon LLP.

6.1*	Powers of Attorney (included on page III-4 of the initial Registration Statement).

*	Previously Filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, on October 6, 2021.

TRICON RESIDENTIAL INC.

By:	/s/ Wissam Francis
Name: Wissam Francis
Title: Executive Vice President and Chief Financial Officer

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POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Capacity	Date

*	President and Chief Executive Officer	October 6, 2021
Gary Berman	(Principal Executive Officer)

/s/ Wissam Francis	Executive Vice President and Chief Financial Officer	October 6, 2021
Wissam Francis	(Principal Financial and Accounting Officer)

*	Executive Chairman	October 6, 2021
David Berman

*	Director	October 6, 2021
Geoff Matus

*	Director	October 6, 2021
Frank Cohen

*	Director	October 6, 2021
Camille Douglas

*	Director	October 6, 2021
Ira Gluskin

*	Director	October 6, 2021
Michael Knowlton

*	Director	October 6, 2021
Siân M. Matthews

*	Director	October 6, 2021
Peter D. Sacks

*	Director	October 6, 2021
Renee Lewis Glover

*By:	/s/ Wissam Francis
Wissam Francis
Attorney-in-fact

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Amendment No. 1 to the Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on October 6, 2021.

TRICON HOLDINGS USA LLC

By:	/s/ David Veneziano
Name: David Veneziano
Title: Vice President

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